Exhibit 4.2

EXECUTION COPY

CHASE ISSUANCE TRUST

as Issuing Entity

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Indenture Trustee and Collateral Agent

THIRD AMENDED AND RESTATED

ASSET POOL ONE SUPPLEMENT

dated as of January 20, 2016

to

FOURTH AMENDED AND RESTATED

INDENTURE

dated as of January 20, 2016

i

ARTICLE VI

MISCELLANEOUS

Section 6.1	No Petition	48
Section 6.2	Actions by the Issuing Entity	48
Section 6.3	Limitations on Liability	48
Section 6.4	Termination of Issuing Entity	49
Section 6.5	Termination Distributions	49
Section 6.6	Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider as Third-Party Beneficiary	49
Section 6.7	Amendments	49

EXHIBITS

EXHIBIT A	Form of Transferor Certificate

EXHIBIT B	Form of Assignment of Receivables in Additional Accounts
Included in Asset Pool One

EXHIBIT C	Form of Assignment of Additional Collateral Certificate
Included in Asset Pool One

EXHIBIT D	Form of Reassignment of Receivables in Removed Accounts
Included in Asset Pool One

EXHIBIT E-1	Reserved

EXHIBIT E-2	Reserved

EXHIBIT F	Form of Asset Pool One Monthly Servicer’s Certificate

SCHEDULES

SCHEDULE 1	List of Asset Pool One Accounts [Deemed Incorporated]

This THIRD AMENDED AND RESTATED ASSET POOL ONE SUPPLEMENT (the “Asset Pool One Supplement”) to the Fourth Amended and Restated Indenture, dated as of January 20, 2016 (the “Indenture”), by and between CHASE ISSUANCE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuing Entity” or the “Trust”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as Indenture Trustee (in such capacity, the “Indenture Trustee”), is made and entered into as of January 20, 2016, by and among the Issuing Entity, the Indenture Trustee and Wells Fargo, as collateral agent (in such capacity, the “Collateral Agent”), for the benefit of the parties listed in the Granting Clause of this Asset Pool One Supplement.

All things necessary to make this Asset Pool One Supplement a valid agreement of the Issuing Entity, in accordance with its terms, have been done.

RECITALS

WHEREAS, the parties hereto have heretofore executed and delivered an Asset Pool One Supplement, dated as of May 1, 2002 (as amended, supplemented or otherwise modified, the “Original Asset Pool One Supplement”);

WHEREAS, the parties hereto have executed and delivered an Amended and Restated Asset Pool One Supplement, dated as of October 15, 2004 (as amended, supplemented or otherwise modified, the “Amended and Restated Asset Pool One Supplement”);

WHEREAS, the parties hereto have executed and delivered a Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007 (as amended, supplemented or otherwise modified, the “Second Amended and Restated Asset Pool One Supplement”);

WHEREAS, the parties hereto desire to amend and restate the Second Amended and Restated Asset Pool One Supplement to read in its entirety as set forth below; and

WHEREAS, all conditions precedent to the execution of this Asset Pool One Supplement have been complied with.

NOW, THEREFORE, the parties hereto hereby agree that effective on and as of the date hereof, the Second Amended and Restated Asset Pool One Supplement is hereby amended and restated in its entirety as follows:

GRANTING CLAUSE

The Issuing Entity hereby grants to the Collateral Agent (the “Secured Party”) for the benefit and security of the following: (a) the Asset Pool One Noteholders, (b) the Indenture Trustee, in its individual capacity and (c) the Collateral Agent, in its individual capacity, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the following:

(i)        each Asset Pool One Collateral Certificate;

(ii)        all Asset Pool One Receivables;

(iii)        the Excess Funding Account established for Asset Pool One;

(iv)        the Collection Account established for Asset Pool One;

(v)        each Supplemental Bank Account (including all Sub-Accounts thereof) established from time to time for Asset Pool One;

(vi)        all Permitted Investments and all investment property, money and other property held in or through the Collection Account, the Excess Funding Account or any other Supplemental Bank Account and including any Sub-Accounts therein;

(vii)        all rights, benefits and powers under any Derivative Agreement;

(viii)        all rights, benefits and powers under any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement;

(ix)        all rights, benefits and powers under the Transfer and Servicing Agreement and the Receivables Purchase Agreement with respect to the Asset Pool One Collateral Certificates and the Asset Pool One Receivables;

(x)        all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

(xi)        all accounts, general intangibles, chattel paper, instruments, documents, goods, money, investment property, deposit accounts, certificates of deposit, letters of credit, letter-of-credit rights and advices of credit consisting of, arising from, or relating to any of the foregoing; and

(xii)        all proceeds of the foregoing.

Items (i) through (xii) above are collectively referred to as the “Collateral.” The Security Interest in the Collateral is granted to secure the Asset Pool One Notes (and the obligations under the Indenture and this Asset Pool One Supplement), equally and ratably without prejudice, priority or distinction between any Asset Pool One Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in the Indenture, or in the Indenture Supplement which establishes any Series, Class or Tranche of Notes, and to secure (x) the payment of all amounts due on such Asset Pool One Notes in accordance with their respective terms, (y) the payment of all other sums payable by the Issuing Entity under the Indenture, any Indenture Supplement and this Asset Pool One Supplement relating to the Asset Pool One Notes and (z) compliance by the Issuing Entity with the provisions of the Indenture, any Indenture Supplement or this Asset Pool One Supplement relating to the Asset Pool One Notes. This Asset Pool One Supplement is a security agreement within the meaning of the UCC.

The Collateral Agent acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Asset Pool One Noteholders may be adequately and effectively protected.

The Asset Pool One Notes, Derivative Agreements, Supplemental Credit Enhancement Agreements, Supplemental Liquidity Agreements and other obligations under the Indenture, this Asset Pool One Supplement and any Indenture Supplement relating to the Asset Pool One Notes will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to the Indenture, this Asset Pool One Supplement and the applicable Indenture Supplement.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1        Definitions. For all purposes of this Asset Pool One Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Asset Pool One Supplement, include the plural as well as the singular;

(b)        all other terms used herein which are defined in the Indenture, the applicable Indenture Supplement or the Transfer and Servicing Agreement, either directly or by reference therein, have the meanings assigned to them therein;

(c)        as used in this Asset Pool One Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Asset Pool One Supplement or in any such certificate or other document, and accounting terms partly defined in this Asset Pool One Supplement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Asset Pool One Supplement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Asset Pool One Supplement or in any such certificate or other document shall control;

(d)        the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Asset Pool One Supplement shall refer to this Asset Pool One Supplement as a whole and not to any particular provision of this Asset Pool One Supplement; references to any Articles, subsection, Section, clause, Schedule or Exhibit are references to Articles, subsections, Sections, clauses, Schedules and Exhibits in or to this Asset Pool One Supplement unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time;

(e)        in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the applicable Indenture Supplement or the Transfer and Servicing Agreement, the terms and provisions of this Asset Pool One Supplement shall be controlling;

(f)        each capitalized term defined herein shall relate only to the Asset Pool One Notes and no other notes issued by the Issuing Entity; and

(g)        whenever used in this Asset Pool One Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms and phrases are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and the neuter genders of such terms:

“Account Assignment” has the meaning specified in subsection 2.4(c)(v).

“Additional Asset Pool One Account” has the meaning specified in subsection 2.4(a).

“Additional Asset Pool One Collateral Certificate” has the meaning specified in subsection 2.4(a).

“Addition Cut-Off Date” means, with respect to any Additional Asset Pool One Account, the date as of which the applicable Additional Accounts shall have been selected by the Issuing Entity for inclusion in Asset Pool One pursuant to Section 2.4.

“Addition Date” has the meaning specified in subsection 2.4(a)(i).

“Adjustment Payment” has the meaning specified in subsection 3.10(a).

“Administrator” means Chase Bank USA, National Association in its capacity as Administrator of the Trust.

“Aggregate Addition Limit” means, with respect to Asset Pool One, the aggregate number of Additional Asset Pool One Accounts that may be designated for inclusion in Asset Pool One without prior satisfaction of the Note Rating Agency Condition, equal to the aggregate number of Additional Asset Pool One Accounts which would either (x) with respect to any consecutive three-month period, equal 15% of the aggregate number of Asset Pool One Accounts as of the first day of such three-month period or (y) with respect to any twelve-month period, equal 20% of the aggregate number of Asset Pool One Accounts as of the first day of such twelve-month period.

“Amended and Restated Asset Pool One Supplement” means the Amended and Restated Asset Pool One Supplement, dated as of October 15, 2004, by and among the Issuing Entity, Indenture Trustee and Collateral Agent, as amended, supplemented or otherwise modified.

“Amortization Period” has, with respect to any Series, Class or Tranche of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement with respect to such Series, Class or Tranche of Asset Pool One Notes.

“Asset Pool One” means the Collateral granted to the Collateral Agent pursuant to this Asset Pool One Supplement.

“Asset Pool One Accounts” means the Initial Asset Pool One Accounts and the Accounts that have been designated by the Issuing Entity, pursuant to Section 2.4, to have their Receivables included in Asset Pool One; provided, however, that Removed Asset Pool One Accounts shall not be Asset Pool One Accounts on or after the related Removal Date.

“Asset Pool One Average Principal Balance” means, with respect to Asset Pool One, (a) for any Monthly Period in which no Addition Date, Removal Date or Discount Option Date occurs, the Asset Pool One Principal Receivables as of the close of business on the last day of the prior Monthly Period and (b) for any Monthly Period in which one or more Addition Dates, Removal Dates or Discount Option Dates occurs, the sum of:

(i)        the product of (x) the Asset Pool One Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) a fraction, (A) the numerator of which is the number of days from and including the first day of such Monthly Period to but excluding the initial Addition Date, Removal Date or Discount Option Date, as the case may be, in such Monthly Period and (B) the denominator of which is the number of days in such Monthly Period; and

(ii)        the product of (x) the Asset Pool One Principal Receivables as of the close of business on the initial Addition Date, Removal Date or Discount Option Date in such Monthly Period, after giving effect to such addition, removal or discount, as the case may be, and (y) a fraction, (A) the numerator of which is the number of days from and including the initial Addition Date, Removal Date or Discount Option Date, as the case may be, in such Monthly Period to but excluding the next subsequent Addition Date, Removal Date or Discount Option Date in such Monthly Period or, if no such next subsequent date occurs in such Monthly Period, to and including the last day of such Monthly Period and (B) the denominator of which is the number of days in such Monthly Period; and

(iii)        for each subsequent Addition Date, Removal Date or Discount Option Date in such Monthly Period, the product of (x) the Asset Pool One Principal Receivables at the close of business on such Addition Date, Removal Date or Discount Option Date, after giving effect to such addition, removal or discount, as the case may be, and (y) a fraction, (A) the numerator of which is the number of days from and including such Addition Date, Removal Date or Discount Option Date, as the case may be, in such Monthly Period to but excluding the next subsequent Addition Date, Removal Date or Discount Option Date or, if no such next subsequent date occurs in such Monthly Period, to and including the last day of such Monthly Period and (B) the denominator of which is the number of days in such Monthly Period.

“Asset Pool One Collateral Certificate” means each Collateral Certificate that has been designated by the Issuing Entity for inclusion in Asset Pool One pursuant to Sections 2.1 and 2.4.

“Asset Pool One Collateral Certificate Principal Shortfall Payments” means, for any Monthly Period, amounts received on Asset Pool One Collateral Certificates in respect of Principal Shortfalls.

“Asset Pool One Default Amount” means, for any Monthly Period, the Default Amount for Asset Pool One for such Monthly Period.

“Asset Pool One Defaulted Account” means any Asset Pool One Account that becomes a Defaulted Account.

“Asset Pool One Finance Charge Collections” means, for any Monthly Period, the amount of Finance Charge Collections for all Asset Pool One Receivables and Asset Pool One Collateral Certificates for such Monthly Period.

“Asset Pool One Minimum Pool Balance” means, for any Monthly Period, an amount equal to the sum of (i) for all Asset Pool One Notes in their Revolving Period, the sum of the Nominal Liquidation Amounts of such Asset Pool One Notes as of the close of business on the last day of such Monthly Period and (ii) for all Asset Pool One Notes in their Amortization Period, the sum of the Nominal Liquidation Amounts of such Asset Pool One Notes as of the close of business as of the last day of the most recent Revolving Period (exclusive of (x) any Asset Pool One Notes which will be paid in full on the applicable Payment Date in the following Monthly Period and (y) any Asset Pool One Notes which will have a Nominal Liquidation Amount of zero on the applicable Payment Date in the following Monthly Period).

“Asset Pool One Nominal Liquidation Amount Deficit” means, for any Monthly Period, the aggregate Nominal Liquidation Amount Deficit of all Asset Pool One Notes for such Monthly Period.

“Asset Pool One Notes” means the Notes designated in an Indenture Supplement as being secured by the Collateral of Asset Pool One.

“Asset Pool One Noteholder” means any person in whose name an Asset Pool One Note is registered.

“Asset Pool One Pool Balance” means, for any Monthly Period, the sum of (1) the sum of the Invested Amounts of the Asset Pool One Collateral Certificates on the close of business on the last day of such Monthly Period plus (2) the Asset Pool One Principal Receivables as of the close of business as of the last day of such Monthly Period plus (3) the Excess Funding Amount as of the close of business on the last day of such Monthly Period.

“Asset Pool One Principal Collections” means, for any Monthly Period, the amount of Principal Collections for all Asset Pool One Receivables and Asset Pool One Collateral Certificates for such Monthly Period minus Asset Pool One Collateral Certificate Principal Shortfall Payments for such Monthly Period.

“Asset Pool One Principal Receivables” means, with respect to any date of determination, the aggregate outstanding dollar amount of Asset Pool One Receivables that are Principal Receivables.

“Asset Pool One Receivables” means Receivables arising in Asset Pool One Accounts.

“Asset Pool One Receivables Servicing Fee” means, with respect to any Monthly Period, one-twelfth of the product of (a) the Asset Pool One Receivables Servicing Fee Percentage for such Monthly Period and (b) the Asset Pool One Average Principal Balance for such Monthly Period.

“Asset Pool One Receivables Servicing Fee Percentage” means, 1.50% for so long as Chase USA is the Servicer or 2.00% if Chase USA is no longer the Servicer.

“Asset Pool One Required Transferor Amount” means, for any Monthly Period, the product of (1) the Asset Pool One Principal Receivables as of the close of business on the last day of such Monthly Period and (2) the Asset Pool One Required Transferor Amount Percentage.

“Asset Pool One Required Transferor Amount Percentage” means 5% or such other percentage as shall be designated from time to time by the Servicer; provided, however, that prior to designating any lesser percentage the Servicer shall have provided to the Indenture Trustee and the Collateral Agent an Issuing Entity Tax Opinion and written confirmation from each Note Rating Agency that such designation shall not have a Ratings Effect.

“Asset Pool One Servicing Fee” has the meaning specified in subsection 3.4(a).

“Asset Pool One Supplement” means this Third Amended and Restated Asset Pool Supplement as originally executed and as amended, supplemented, restated or otherwise modified from time to time.

“Asset Pool One Transferor Amount” means, for any Monthly Period, an amount equal to (i) the Asset Pool One Pool Balance for such Monthly Period minus (ii) the aggregate Nominal Liquidation Amount of all Asset Pool One Notes as of the close of business on the last day of such Monthly Period.

“Asset Pool One Transferor Percentage” means, with respect to any Monthly Period, 100% minus, the sum of the Noteholder Percentages for all Series of Asset Pool One Notes with respect to Asset Pool One Principal Collections, Asset Pool One Finance Charge Collections, the Asset Pool One Servicing Fee or the Asset Pool One Default Amount, as applicable.

“Bank Accounts” means, collectively, the Excess Funding Account, the Collection Account and any Supplemental Bank Account, including any Sub-Accounts therein.

“Chase Card Funding” means Chase Card Funding LLC, a Delaware limited liability company.

“Chase USA” means Chase Bank USA, National Association, a national banking association, and any successors or assigns.

“Collateral” has the meaning specified in the Granting Clause of this Asset Pool One Supplement.

“Collateral Agent” means the Person named as the Collateral Agent in the first paragraph of this Asset Pool One Supplement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Asset Pool One Supplement, and thereafter “Collateral Agent” means and includes each Person who is then a Collateral Agent hereunder. If at any time there is more than one such Person, “Collateral Agent” as used with respect to the Asset Pool One Notes of any Series, Class or Tranche means the Collateral Agent with respect to Asset Pool One Notes of that Series, Class or Tranche.

“Collateral Agent Authorized Officer” when used with respect to the Collateral Agent, means any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Collateral Certificate Assignment” has the meaning specified in subsection 2.4(c)(vi).

“Collection Account” has the meaning specified in subsection 5.1(a)(i).

“Corporate Trust Office” means, with respect to the Collateral Agent, the principal corporate trust office of the Collateral Agent located at Wells Fargo Bank, National Association, Sixth Street & Marquette Avenue, MAC: N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - Asset Backed Administration; or such other address as the Collateral Agent may designate by notice to the Transferor, or the principal corporate trust office of any successor Collateral Agent (the address of which the successor Collateral Agent will notify the Indenture Trustee and the Transferor).

“Credit Adjustment” has the meaning specified in subsection 3.10(a).

“Cut-Off Date” means, with respect to an Initial Asset Pool One Account, the “Addition Cut-Off Date” specified in the related Initial Asset Pool One Account Assignment and, with respect to an Additional Asset Pool One Account, the Addition Cut-Off Date for such Additional Asset Pool One Account.

“Delaware Limited Liability Company Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) and any successor statute, as amended from time to time.

“Determination Date” means the Business Day before the First Note Transfer Date for a Series in a Monthly Period.

“Effective Date” means the date on which this Asset Pool One Supplement is executed and delivered by the parties hereto.

“Excess Funding Account” has the meaning specified in subsection 5.1(a)(ii).

“Excess Funding Amount” means at any time the aggregate amount on deposit in the Excess Funding Account.

“First Note Transfer Date” means, with respect to any Monthly Period, the initial Note Transfer Date for any Series, Class or Tranche of Asset Pool One Notes in such Monthly Period.

“Increase Date” has the meaning specified in subsection 2.4(a)(i).

“Indenture” means the Fourth Amended and Restated Indenture, dated as of January 20, 2016, between the Issuing Entity and the Indenture Trustee.

“Initial Asset Pool One Accounts” means the Accounts designated pursuant to the Initial Asset Pool One Account Assignments, except for any Initial Account Reassignment or revolving credit card account that became a Defaulted Account prior to the date hereof.

“Initial Asset Pool One Account Assignments” means, collectively, Assignment No. 1 of Receivables in Additional Accounts included in Asset Pool One, dated as of November 29, 2002, Assignment No. 2 of Receivables in Additional Accounts included in Asset Pool One, dated as of March 24, 2003, Assignment No. 3 of Receivables in Additional Accounts included in Asset Pool One, dated as of August 18, 2003, Assignment No. 4 of Receivables in Additional Accounts included in Asset Pool One, dated as of March 26, 2004, Assignment No. 5 of Receivables in Additional Accounts included in Asset Pool One, dated as of December 17, 2004, Assignment No. 6 of Receivables in Additional Accounts included in Asset Pool One, dated as of May 16, 2005, Assignment No. 7 of Receivables in Additional Accounts included in Asset Pool One, dated as of August 17, 2005, Assignment No. 8 of Receivables in Additional Accounts included in Asset Pool One, dated as of September 30, 2005, Assignment No. 9 of Receivables in Additional Accounts included in Asset Pool One, dated as of November 10, 2005, Assignment No. 10 of Receivables in Additional Accounts included in Asset Pool One, dated as of May 30, 2006, Assignment No. 11 of Receivables in Additional Accounts included in Asset Pool One, dated as of August 29, 2006, Assignment No. 12 of Receivables in Additional Accounts included in Asset Pool One, dated as of November 28, 2006, Assignment No. 13 of Receivables in Additional Accounts included in Asset Pool One, dated as of February 26, 2007, Assignment No. 14 of Receivables in Additional Accounts included in Asset Pool One, dated as of March 28, 2007, Assignment No. 15 of Receivables in Additional Accounts included in Asset Pool One, dated as of June 27, 2007, Assignment No. 16 of Receivables in Additional Accounts included in Asset Pool One, dated as of October 19, 2007, Assignment No. 17 of Receivables in Additional Accounts included in Asset Pool One, dated as of November 15, 2007 Assignment No. 18 of Receivables in Additional Accounts included in Asset Pool One, dated as of December 18, 2007, Assignment No. 19 of Receivables in Additional Accounts included in Asset Pool One, dated as of January 30, 2008, Assignment No. 20 of Receivables in Additional Accounts included in Asset Pool One, dated as of February 4, 2008, Assignment No. 21 of Receivables in Additional

Accounts included in Asset Pool One, dated as of April 11, 2008, Assignment No. 22 of Receivables in Additional Accounts included in Asset Pool One, dated as of May 13, 2008, Assignment No. 23 of Receivables in Additional Accounts included in Asset Pool One, dated as of August 12, 2008, Assignment No. 24 of Receivables in Additional Accounts included in Asset Pool One, dated as of September 26, 2008, Assignment No. 25 of Receivables in Additional Accounts included in Asset Pool One, dated as of November 3, 2008, Assignment No. 26 of Receivables in Additional Accounts included in Asset Pool One, dated as of February 10, 2009, Assignment No. 27 of Receivables in Additional Accounts included in Asset Pool One, dated as of April 16, 2009, Assignment No. 28 of Receivables in Additional Accounts included in Asset Pool One, dated as of May 8, 2009, Assignment No. 29 of Receivables in Additional Accounts included in Asset Pool One, dated as of June 8, 2009, Assignment No. 30 of Receivables in Additional Accounts included in Asset Pool One, dated as of July 21, 2009, Assignment No. 31 of Receivables in Additional Accounts included in Asset Pool One, dated as of August 17, 2009, Assignment No. 32 of Receivables in Additional Accounts included in Asset Pool One, dated as of September 17, 2009, Assignment No. 33 of Receivables in Additional Accounts included in Asset Pool One, dated as of October 15, 2009, Assignment No. 34 of Receivables in Additional Accounts included in Asset Pool One, dated as of November 2, 2009, Assignment No. 35 of Receivables in Additional Accounts included in Asset Pool One, dated as of October 31, 2012, Assignment No. 36 of Receivables in Additional Accounts included in Asset Pool One, dated as of August 4, 2014 and Assignment No. 37 of Receivables in Additional Accounts included in Asset Pool One, dated as of March 31, 2015, each between the Issuing Entity and the Collateral Agent.

“Initial Account Reassignments” means, collectively, Reassignment No. 1 of Receivables in Removed Asset Pool One Accounts, dated as of June 26, 2003, Reassignment No. 2 of Receivables in Removed Asset Pool One Accounts, dated as of May 1, 2005, Reassignment No. 3 of Receivables in Removed Asset Pool One Accounts, dated as of October 10, 2007, Reassignment No. 4 of Receivables in Removed Asset Pool One Accounts, dated as of March 15, 2010, Reassignment No. 5 of Receivables in Removed Asset Pool One Accounts, dated as of August 4, 2010, Reassignment No. 6 of Receivables in Removed Asset Pool One Accounts, dated as of August 30, 2010, Reassignment No. 7 of Receivables in Removed Asset Pool One Accounts, dated as of October 28, 2010, Reassignment No. 8 of Receivables in Removed Asset Pool One Accounts, dated as of January 28, 2011, Reassignment No. 9 of Receivables in Removed Asset Pool One Accounts, dated as of April 27, 2011, Reassignment No. 10 of Receivables in Removed Asset Pool One Accounts, dated as of May 4, 2011, Reassignment No. 11 of Receivables in Removed Asset Pool One Accounts, dated as of May 7, 2012, Reassignment No. 12 of Receivables in Removed Asset Pool One Accounts, dated as of September 28, 2012, Reassignment No. 13 of Receivables in Removed Asset Pool One Accounts, dated as of June 11, 2014, Reassignment No. 14 of Receivables in Removed Asset Pool One Accounts, dated as of September 22, 2014, and Reassignment No. 15 of Receivables in Removed Asset Pool One Accounts, dated as of March 31, 2015, each between the Issuing Entity and the Collateral Agent

“Invested Amount” has, with respect to any Asset Pool One Collateral Certificate, the meaning specified in the applicable Series Supplement.

“Issuing Entity” means Chase Issuance Trust, a Delaware statutory trust.

“LLC Agreement” means the Limited Liability Company Agreement of Chase Card Funding, together with the schedules attached thereto, as amended, restated or supplemented or otherwise modified from time to time.

“Member” means Chase USA, in its capacity as sole member of the Chase Card Funding under the LLC Agreement.

“Monthly Servicer’s Certificate” means the certificate forwarded by the Servicer to various parties as described in Section 3.14.

“Nominal Liquidation Amount” has, with respect to any Series, Class or Tranche of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Asset Pool One Notes.

“Nominal Liquidation Amount Deficit” has, with respect to any Series, Class or Tranche of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Asset Pool One Notes.

“Noteholder Percentage” means, for any Series of Asset Pool One Notes, with respect to Asset Pool One Principal Collections, Asset Pool One Finance Charge Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee, the percentage stated in the applicable Indenture Supplement for such Series of Asset Pool One Notes.

“Note Rating Agency” means, with respect to any Outstanding Asset Pool One Notes, each statistical rating agency selected by the Issuing Entity to rate such Notes; provided, that any reference to each Note Rating Agency shall only apply to any specific Note Rating Agency if such Note Rating Agency is then rating any Outstanding Class or Tranche of Notes.

“Note Transfer Date” means, for any Series, Class or Tranche of Asset Pool One Notes:

(i)        the Business Day prior to:

(a)	the Payment Date for such Series, Class or Tranche of Asset Pool One Notes; or

(b)

for any Monthly Period in which no Payment Date occurs for such Series, Class or Tranche of Asset Pool One Notes, the date in such Monthly Period corresponding numerically to the next Payment Date (without regard to whether or not such Payment Date is a Business Day) for such Series, Class or Tranche of Asset Pool One Notes, provided that (1) if there is no such numerically corresponding date, such date shall be the last Business Day of such Monthly Period, or (2) if such numerically corresponding date is not a Business Day, such date shall be the immediately preceding Business Day; or

(ii)        such other date as shall be specified in the applicable Indenture Supplement or Terms Document for such Series, Class or Tranche of Asset Pool One Notes.

“Notice Date” has the meaning specified in subsection 2.4(c)(ii).

“Original Asset Pool One Supplement” means the Asset Pool One Supplement, dated as of May 1, 2002, by and among the Issuing Entity, Indenture Trustee and Collateral Agent, as amended, supplemented or otherwise modified.

“Original Transferor” means Chase USA, as transferor under the Amended and Restated Transfer and Servicing Agreement, the Second Amended and Restated Transfer and Servicing Agreement, and the Third Amended and Restated Transfer and Servicing Agreement.

“Prefunding Excess Amount” has, with respect to any Series, Class or Tranche of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Asset Pool One Notes.

“Principal Shortfalls” has the meaning specified in the applicable Series Supplement for a Collateral Certificate.

“Proposed Principal Shortfall Amount” has the meaning specified in Section 3.13.

“Reassignment” has the meaning specified in subsection 2.5(b)(ii).

“Remaining Series Available Principal Collections Shortfall” has, with respect to any Series of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement for such Series of Asset Pool One Notes.

“Removal Cut-Off Date” means, with respect to any Removed Asset Pool One Account, the date as of which the Receivables in such Removed Asset Pool One Account shall have been selected by the Issuing Entity for removal from Asset Pool One pursuant to Section 2.5.

“Removal Date” has the meaning specified in subsection 2.5(a).

“Removal Notice Date” has the meaning specified in subsection 2.5(a).

“Removed Asset Pool One Accounts” has the meaning specified in subsection 2.5(a).

“Responsible Officer” means any of the president, chief executive officer, chief financial officer, treasurer, secretary, assistant secretary, or any vice president of the Servicer.

“Revolving Period” has, with respect to any Series, Class or Tranche of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement with respect to such Series, Class or Tranche of Asset Pool One Notes.

“Risk Retention Requirements” means the final Credit Risk Retention rule (79 FR 77601) adopted by the Comptroller of the Currency, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Housing and Urban Development Department.

“Second Amended and Restated Asset Pool One Supplement” means the Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, by and among the Issuing Entity, Indenture Trustee and Collateral Agent, as amended, supplemented or otherwise modified.

“Security Interest” means the security interest granted pursuant to the Granting Clause.

“Secured Party” has the meaning specified in the Granting Clause of this Asset Pool One Supplement.

“Series” means, with respect to any Note, the series specified in the applicable Indenture Supplement.

“Series Available Principal Collections Shortfall” has, with respect to any Series of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement for such Series of Asset Pool One Notes.

“Servicer” means Chase USA, in its capacity as Servicer pursuant to the Transfer and Servicing Agreement.

“Shared Excess Available Principal Collections” has, with respect to any Series of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement for such Series of Asset Pool One Notes.

“Successor Servicer” has the meaning specified in subsection 10.02(a) of the Transfer and Servicing Agreement.

“Supplemental Bank Account” means the trust account or accounts designated as such and established pursuant to subsection 5.1(a)(i).

“Targeted Interest Deposit Amount” has, with respect to any Series, Class or Tranche of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Asset Pool One Notes.

“Targeted Principal Deposit Amount” has, with respect to any Series, Class or Tranche of Asset Pool One Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Asset Pool One Notes.

“Third Amended and Restated Indenture” means the Third Amended and Restated Indenture, dated as of December 19, 2007, as amended by the first Amendment thereto, dated as of July 9, 2013, and the Second Amendment thereto, dated as of December 20, 2013, each by and between the Issuing Entity and the Indenture Trustee.

“Transfer and Servicing Agreement” means the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016, by and among Chase USA, as Servicer and Administrator, Chase Card Funding, as Transferor, the Issuing Entity and the Indenture Trustee.

“Transferor” means (a) prior to the date hereof, the Original Transferor and (b) on or after the date hereof, Chase Card Funding or its successors or assigns under the Transfer and Servicing Agreement.

“Transferor Certificate” means, for Asset Pool One, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form, the certificate executed by the Issuing Entity and authenticated by the Indenture Trustee, substantially in the form set forth as Exhibit A; provided, that as used herein and in any Indenture Supplement “Transferor Certificate” means either a certificate executed and delivered by the Issuing Entity and authenticated by the Indenture Trustee substantially in the form of Exhibit A or the uncertificated interest in the Transferor Interest.

“Transferor Interest” means, with respect to Asset Pool One, the interest in Asset Pool One not represented by the issued and Outstanding Asset Pool One Notes.

“Trust” means the Chase Issuance Trust, a Delaware statutory trust.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

Section 1.2        Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.3        Successors and Assigns. All covenants and agreements in this Asset Pool One Supplement by the Issuing Entity will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Collateral Agent in this Asset Pool One Supplement shall bind the successors and agents of the Collateral Agent.

Section 1.4        Separability. In case any provision in this Asset Pool One Supplement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.5        Governing Law. THIS ASSET POOL ONE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.6        Counterparts. This Asset Pool One Supplement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

[END OF ARTICLE I]

ARTICLE II

COLLATERAL

Section 2.1        Initial Collateral. By execution of each Initial Asset Pool One Account Assignment, the Issuing Entity included the Receivables existing on the applicable Cut-Off Date or thereafter created in the Accounts designated thereby, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof and Insurance Proceeds relating thereto.

Section 2.2        [Reserved]

Section 2.3 Increases in the Invested Amount of an Existing Asset Pool One Collateral Certificate.

(a)        The Invested Amount of any existing Asset Pool One Collateral Certificate may be increased by the Transferor on any Business Day in connection with:

(i)        the issuance of an additional Series, Class or Tranche of Asset Pool One Notes; or

(ii)        the increase of the Asset Pool One Transferor Amount.

(b)        In connection with any increase in the Invested Amount of an existing Asset Pool One Collateral Certificate, such increase shall either be funded from the proceeds of the issuance of an additional Series, Class or Tranche of Asset Pool One Notes or be funded by the Transferor (which funding may be in cash or through an increase in the Transferor Interest for Asset Pool One).

(c)        Notwithstanding any other provision of this Asset Pool One Supplement, with respect to any Monthly Period, the Invested Amount of an existing Asset Pool One Collateral Certificate shall not be increased if (i) an Early Amortization Event shall have occurred with respect to any Asset Pool One Notes as a result of a failure to add Collateral to Asset Pool One or a failure to increase the Invested Amount of an existing Asset Pool One Collateral Certificate at a time when the Asset Pool One Pool Balance for the prior Monthly Period is less than the Asset Pool One Minimum Pool Balance for such prior Monthly Period and (ii) increasing the Invested Amount of or reinvesting in an existing Asset Pool One Collateral Certificate would result in a reduction in the allocation percentage applicable for principal collections for such existing Asset Pool One Collateral Certificate.

Section 2.4        Addition of Collateral.

(a)        Required Additions.

(i)        If, (A) as determined on any Determination Date, the Asset Pool One Transferor Amount for the prior Monthly Period is less than the Asset Pool One Required Transferor Amount for such prior Monthly Period, the Issuing Entity shall (1)

designate Receivables in additional Accounts for inclusion in Asset Pool One, (2) designate one or more additional Collateral Certificates for inclusion in Asset Pool One (each, an “Additional Asset Pool One Collateral Certificate”) or (3) increase the Invested Amount of one or more existing Asset Pool One Collateral Certificates pursuant to Section 2.3 in a sufficient amount such that, after giving effect to such addition or increase, the Asset Pool One Transferor Amount for the prior Monthly Period would have been at least equal to the Asset Pool One Required Transferor Amount for such prior Monthly Period, or (B) as determined on any Determination Date, the Asset Pool One Pool Balance for the prior Monthly Period is less than the Asset Pool One Minimum Pool Balance for such prior Monthly Period, the Issuing Entity shall (1) designate Receivables in Additional Asset Pool One Accounts for inclusion in Asset Pool One, (2) designate one or more Additional Asset Pool One Collateral Certificates for inclusion in Asset Pool One or (3) increase the Invested Amount of one or more existing Asset Pool One Collateral Certificates pursuant to Section 2.3 in a sufficient amount such that, after giving effect to such addition or increase, the Asset Pool One Pool Balance would have been equal to or greater than the Asset Pool One Minimum Pool Balance for such prior Monthly Period; provided, however, that in the event of a Servicer Rating Event, the Asset Pool One Transferor Amount and the Asset Pool One Pool Balance will be determined on a daily basis in accordance with a method to be determined by the Transferor, subject to satisfaction of the Note Rating Agency Condition.

Any increase in the Invested Amount of one or more existing Asset Pool One Collateral Certificates shall occur and/or designation of Receivables in any Additional Asset Pool One Accounts and/or one or more Additional Asset Pool One Collateral Certificates to be transferred to the Trust and designated for inclusion in Asset Pool One shall be transferred to the Trust and designated for inclusion in Asset Pool One, as applicable, on or before the thirtieth Business Day following such Determination Date (such date, in connection with the addition of Additional Asset Pool One Accounts or one or more Additional Asset Pool One Collateral Certificates, the “Addition Date” and in connection with the increase of an existing Asset Pool One Collateral Certificate, the “Increase Date”); provided, however, that in the event of a Servicer Rating Event, any such Addition Date or Increase Date shall be on or before the tenth Business Day following such Determination Date. The failure of the Transferor to increase the Asset Pool One Transferor Amount or the Asset Pool One Pool Balance as provided in this clause (i) solely as a result of the unavailability to the Transferor of a sufficient amount of Additional Asset Pool One Accounts and/or any Additional Asset Pool One Collateral Certificates and/or the inability to increase the Invested Amount of one or more existing Asset Pool One Collateral Certificates shall not constitute a breach of this Asset Pool One Supplement or the Transfer and Servicing Agreement; provided that any such failure which has not been timely cured may nevertheless result in the occurrence of an Early Amortization Event.

(ii)        Any Additional Asset Pool One Accounts or Additional Asset Pool One Collateral Certificates designated to be included in Asset Pool One pursuant to clause (i) above may only be so included if the applicable conditions specified in subsection (c) below have been satisfied.

(b)        Permitted Additions.

(i)        In addition to its obligation under subsection 2.4(a), the Issuing Entity may, but shall not be obligated to, subject to the conditions in paragraph (c) below, (x) designate from time to time Receivables in Additional Asset Pool One Accounts to be included as Collateral, and/or one or more Additional Asset Pool One Collateral Certificates to be included as Collateral and (y) increase the Invested Amount of existing Asset Pool One Collateral Certificates. Such additional Collateral shall be transferred to the Issuing Entity and designated for inclusion in Asset Pool One on the Addition Date or the Increase Date, as applicable.

(ii)        On any Business Day, consideration in the form of cash will be applied or an increase in the Asset Pool One Transferor Amount will be effected in connection with any increase in the Collateral.

(c)        Conditions to Additions. On each Addition Date with respect to any Additional Asset Pool One Accounts and/or one or more Additional Asset Pool One Collateral Certificates, the applicable Receivables in Additional Asset Pool One Accounts (and such Additional Asset Pool One Accounts shall be deemed to be Accounts for purposes of this Asset Pool One Supplement) or the applicable Additional Asset Pool One Collateral Certificates existing as of the close of business on the applicable Addition Date shall be designated as additional Collateral, subject to the satisfaction of the following conditions (which shall not apply with respect to any increase in the Invested Amount of any existing Asset Pool One Collateral Certificate except as specified in clause (ii) below):

(i)        all of the requirements for the addition of Accounts set forth under subsection 2.12(c) of the Transfer and Servicing Agreement shall have been satisfied and all of the representations and warranties set forth under subsection 2.04(a) of the Transfer and Servicing Agreement to be made on each Addition Date shall be accurate in all material respects on such Addition Date;

(ii)        on or before the third Business Day prior to the Addition Date or the Increase Date, as applicable, with respect to additions or increases pursuant to subsection 2.4(a) and on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.4(b) (the “Notice Date”), the Issuing Entity shall have delivered to the Indenture Trustee, the Collateral Agent, each Note Rating Agency and the Servicer written notice (unless such notice requirement is otherwise waived) that such additional Collateral will be designated for inclusion in Asset Pool One, or an increased Invested Amount of an existing Asset Pool One Collateral Certificate will be designated for inclusion in the Collateral (the latter notice requirement shall only apply to increases made pursuant to subsection 2.4(a); provided, however, that notice shall be delivered to the Collateral Agent in connection with any increase in the Invested Amount of an existing Asset Pool One Collateral Certificate on or prior to the relevant Increase Date) which notice shall specify, as applicable, (x) the approximate aggregate amount of the Principal Receivables to be designated for inclusion in Asset Pool One, (y) the Invested Amount of the Additional Asset Pool One Collateral Certificates to be designated for inclusion in Asset Pool One or (z) the amount by which the Invested Amount of an existing Asset Pool One Collateral Certificate is to be increased, as well as the applicable Addition Date or Increase Date and, in connection with the Additional Asset Pool One Accounts, the Addition Cut-Off Date;

(iii)        as of the applicable Addition Cut-Off Date, each Additional Asset Pool One Account is an Eligible Account;

(iv)        as of the applicable Addition Date, each Additional Asset Pool One Collateral Certificate is an Eligible Collateral Certificate;

(v)        on or before the Addition Date with respect to Additional Asset Pool One Accounts and the Receivables arising thereunder, the Issuing Entity shall have delivered to the Collateral Agent and the Servicer a written assignment (including an acceptance by the Collateral Agent for the benefit and security of the Asset Pool One Noteholders and the other Secured Parties) in substantially the form of Exhibit B (the “Account Assignment”) and the Issuing Entity shall have, within five Business Days after the Addition Date, delivered to the Collateral Agent an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of all Additional Asset Pool One Accounts, identified by account number and the aggregate amount of the Receivables in each Additional Asset Pool One Account as of the Addition Cut-Off Date, which list shall, as of the Addition Date, modify and amend and be incorporated into and made a part of such Account Assignment and this Asset Pool One Supplement;

(vi)        on or before the Addition Date with respect to any Additional Asset Pool One Collateral Certificates, the Issuing Entity shall have delivered to the Collateral Agent and the Servicer a written assignment in substantially the form of Exhibit C (the “Collateral Certificate Assignment”) and each Collateral Certificate shall be registered in the name of and shall be delivered to the Collateral Agent in accordance with Section 4.14;

(vii)        as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Account Owner, the Transferor or the Issuing Entity shall have occurred nor shall the transfer to Asset Pool One of the Receivables arising in the Additional Asset Pool One Accounts or of any Additional Asset Pool One Collateral Certificate, as applicable, have been made in contemplation of the occurrence thereof;

(viii)        the designation for inclusion in Asset Pool One of the Receivables arising in the Additional Asset Pool One Accounts or of any Additional Asset Pool One Collateral Certificates shall not, in the reasonable belief of the Issuing Entity, result in an Adverse Effect;

(ix)        if, with respect to any three-month period or with respect to any twelve-month period, the aggregate number of Additional Asset Pool One Accounts designated to have their Receivables added to the Trust shall exceed the applicable

Aggregate Addition Limit, the Issuing Entity shall have received notice from each Note Rating Agency that the inclusion pursuant to subsection 2.4(b) of such Additional Asset Pool One Accounts in Asset Pool One in excess of the applicable Aggregate Addition Limit will not result in the reduction or withdrawal of its then existing rating of any Series, Class or Tranche of Asset Pool One Notes then issued and Outstanding and shall have delivered such notice to the Collateral Agent;

(x)        if so notified by any Note Rating Agency on or before the second Business Day prior to the Addition Date with respect to additions of Additional Asset Pool One Collateral Certificates pursuant to subsection 2.4(a) or on or before the fourth Business Day prior to the Addition Date with respect to additions of Additional Asset Pool One Collateral Certificates pursuant to subsection 2.4(b) that such Note Rating Agency has elected to impose a Note Rating Agency Condition with respect to the addition of an Additional Asset Pool One Collateral Certificate, the Issuing Entity shall have received notice from such Note Rating Agency on or prior to the applicable Addition Date that the Note Rating Agency Condition shall have been satisfied with respect to such Note Rating Agency and the Issuing Entity shall have delivered such notice to the Collateral Agent; and

(xi)        the Issuing Entity shall have delivered to the Collateral Agent an Officer’s Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (iii) through (x) above.

Section 2.5        Removal of Accounts.

(a)        Subject to the conditions set forth below, the Issuing Entity may, but shall not be obligated to, designate certain Asset Pool One Accounts (the “Removed Asset Pool One Accounts”) the Asset Pool One Receivables in which will be removed from the Collateral. On or before the fifth Business Day (the “Removal Notice Date”) prior to the date on which the Asset Pool One Receivables from the designated Removed Asset Pool One Accounts will be removed from the Collateral (the “Removal Date”), the Issuing Entity shall give the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Servicer and each Note Rating Agency written notice that the Asset Pool One Receivables from such Removed Asset Pool One Accounts are to be removed from the Collateral.

(b)        The Issuing Entity shall be permitted to designate Removed Asset Pool One Accounts and remove the related Asset Pool One Receivables from the Collateral only upon satisfaction of the following conditions:

(i)        the removal of any Asset Pool One Receivables of any Removed Asset Pool One Accounts on any Removal Date shall not, in the reasonable belief of the Issuing Entity, cause an Adverse Effect or the Asset Pool One Transferor Amount to be less than the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance to be less than the Asset Pool One Minimum Pool Balance for the Monthly Period in which such removal occurs;

(ii)        on or prior to the Removal Date, the Issuing Entity shall have delivered to the Collateral Agent for execution a written assignment in substantially the form of Exhibit D (the “Reassignment”) and, within five Business Days after the Removal Date, the Issuing Entity shall have delivered to the Collateral Agent an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of all Removed Asset Pool One Accounts, identified by account number and the aggregate amount of the Asset Pool One Receivables in each Removed Asset Pool One Account as of the Removal Cut-Off Date, which list shall, as of the Removal Date, modify and amend and be incorporated into and made a part of this Asset Pool One Supplement;

(iii)        the Servicer shall represent and warrant that (x) a random selection procedure was used by the Servicer in selecting the Removed Asset Pool One Accounts and only one such removal of randomly selected Asset Pool One Accounts shall occur in the then current Monthly Period, (y) the Removed Asset Pool One Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Asset Pool One Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (z) the Removed Asset Pool One Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009;

(iv)        on or prior to the Removal Date, if such removal is pursuant to subsection 2.5(b)(iii)(z), the Note Rating Agency Condition shall have been satisfied; and

(v)        (A) the Issuing Entity shall have delivered to the Collateral Agent an Officer’s Certificate confirming the items set forth in clauses (i) and (ii) above and (B) the Servicer shall have delivered to the Collateral Agent an Officer’s Certificate confirming the items set forth in clauses (iii) and (iv) above. The Indenture Trustee and the Collateral Agent may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon satisfaction of the above conditions, the Collateral Agent shall execute and deliver the Reassignment to the Issuing Entity, and the Asset Pool One Receivables from the Removed Asset Pool One Accounts shall no longer constitute a part of the Collateral. Thereafter, such Accounts shall be removed from the Trust pursuant to Section 2.13 of the Transfer and Servicing Agreement.

Section 2.6        Account Allocations. In the event that the Issuing Entity is unable for any reason to designate Asset Pool One Receivables for inclusion in Asset Pool One in accordance with the provisions of this Asset Pool One Supplement (including by reason of a

Transfer Restriction Event), then, in any such event, (a) the Issuing Entity and the Servicer agree (except as prohibited by any such order) to allocate and pay to Asset Pool One, after the date of such inability, all Collections, including Collections of Principal Receivables and Finance Charge Receivables designated for inclusion in Asset Pool One prior to the occurrence of such event, and all amounts which would have constituted Collections with respect to Principal Receivables and Finance Charge Receivables but for the Issuing Entity’s inability to designate such Asset Pool One Receivables (up to the lesser of the amount of such insufficiency or an aggregate amount equal to the amount of Principal Receivables and Finance Charge Receivables in Asset Pool One on such date transferred to Asset Pool One by the Issuing Entity), (b) the Issuing Entity and the Servicer agree that such amounts will be applied as Collections in accordance with the terms hereof and the terms of each Indenture Supplement and (c) for only so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and Finance Charge Receivables (and all amounts which would have constituted Principal Receivables and Finance Charge Receivables but for the Issuing Entity’s inability to designate Asset Pool One Receivables for inclusion in Asset Pool One) which are charged off as uncollectible in accordance with this Asset Pool One Supplement shall continue to be allocated in accordance with the terms hereof and of each Indenture Supplement and all amounts that would have constituted Principal Receivables but for the Issuing Entity’s inability to designate Asset Pool One Receivables for inclusion in Asset Pool One shall be deemed to be Principal Receivables for the purpose of calculating the applicable Noteholder Percentage with respect to Principal Receivables with respect to any Series, Class or Tranche secured by the Asset Pool One Receivables. For the purpose of the immediately preceding sentence, the Issuing Entity and the Servicer shall treat the first received Collections with respect to the Asset Pool One Accounts as allocable to Asset Pool One until Asset Pool One shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in Asset Pool One as of the date of the occurrence of such event. If the Issuing Entity and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, the Issuing Entity and the Servicer agree that, after the occurrence of such event, payments on each Asset Pool One Account with respect to the principal balance of such Asset Pool One Account shall be allocated first to the oldest principal balance of such Asset Pool One Account and shall have such payments applied as Collections in accordance with the terms hereof and of each Indenture Supplement. The parties hereto agree that Asset Pool One Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to Asset Pool One, or that would have been conveyed to Asset Pool One but for the above described inability to designate such Asset Pool One Receivables, shall continue to be a part of Asset Pool One notwithstanding any cessation of the transfer of additional Principal Receivables to Asset Pool One and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms hereof and of each Indenture Supplement.

Section 2.7        Discount Receivables.

(a) In the event the Transferor, pursuant to the Transfer and Servicing Agreement, opts to designate at any time and from time to time the Yield Factor of all or any specified portion of Gross Principal Receivables outstanding in Asset Pool One on any date of determination and subsequently created to be treated as Discount Receivables and included in Finance Charge Receivables, such designation shall be applicable under this Asset Pool One

Supplement and each Indenture Supplement. Subject to the conditions specified in the Transfer and Servicing Agreement, the Yield Factor may, without notice to or the consent of any Noteholder in Asset Pool One, from time to time, be increased, reduced or eliminated on or after such Discount Option Date; provided, however, that on each Discount Option Date after a change in Yield Factor, the Transferor shall apply the new Yield Factor to all or the portion of the Gross Principal Receivables outstanding in Asset Pool One which are to be treated as Discount Receivables.

(b)        After the Discount Option Date, Discount Receivables Collections with respect to Asset Pool One Receivables shall be treated as Asset Pool One Finance Charge Collections.

Section 2.8        Recording, Etc.

(a)        The Issuing Entity intends the Security Interest granted pursuant to this Asset Pool One Supplement in favor of the Collateral Agent to be prior to all other liens in respect of the Collateral. Subject to Section 2.9, the Issuing Entity will take all actions necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Collateral Agent. The Issuing Entity will from time to time execute, authorize and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Issuing Entity, and will take such other action necessary or advisable to:

(i)        grant a Security Interest more effectively in all or any portion of the Collateral;

(ii)        maintain or preserve the Security Interest (and the priority thereof) created by this Asset Pool One Supplement or carry out more effectively the purposes hereof;

(iii)        perfect, publish notice of or protect the validity of any grant made or to be made by this Asset Pool One Supplement;

(iv)        enforce each Asset Pool One Collateral Certificate, the Asset Pool One Receivables, any Derivative Agreements, any Supplemental Credit Enhancement Agreements and any Supplemental Liquidity Agreements and each other instrument or agreement designated for inclusion in the Collateral;

(v)        preserve and defend title to the Collateral and the rights of the Collateral Agent in the Collateral against the claims of all persons and parties; or

(vi)        pay all taxes or assessments levied or assessed upon the Collateral when due.

(b)        The Issuing Entity will from time to time promptly pay and discharge all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Asset Pool One Supplement, any amendments hereto and any other instruments of further assurance. The Issuing Entity hereby designates the Servicer its agent and attorney-in-

fact to authorize upon the Issuing Entity’s failure to do so, any financing statement, continuation statement or other instrument required by the Collateral Agent pursuant to this Section.

(c)        Without limiting the generality of clause (a)(ii) or (a)(iii):

(i)        The Issuing Entity will cause this Asset Pool One Supplement, all amendments and supplements hereto and/or all financing statements and continuation statements and any other necessary documents covering the Collateral Agent’s right, title and interest in and to the Collateral to be promptly recorded, registered and filed, and at all times to be kept, recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Collateral Agent in and to all property comprising the Collateral. The Issuing Entity will deliver to the Collateral Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(ii)        Within 30 days after the Issuing Entity makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (d) below seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, the Issuing Entity will give the Collateral Agent notice of any such change and will file such financing statements or amendments as may be necessary to continue the perfection of the Collateral Agent’s interest in the Collateral.

(d)        The Issuing Entity will give the Collateral Agent prompt notice of any relocation of its state of location, and any change in the jurisdiction of its organization, and whether, as a result of such relocation or change, the applicable provision of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Collateral Agent’s security interest in the Collateral. The Issuing Entity will at all times maintain its chief executive office within the United States.

(e)        The duty of the Collateral Agent to execute or authorize any instrument required pursuant to this Section will arise only if the Collateral Agent has actual knowledge of the type described in subsection 6.01(c) of the Indenture of any default of the Issuing Entity in complying with the provisions of this Section.

Section 2.9        Trust Indenture Act Requirements. The release of any Collateral from the lien created by this Asset Pool One Supplement or the release, in whole or in part, of the liens on all Collateral, will not be deemed to impair the Security Interest in contravention of the provisions hereof if and to the extent the Collateral or liens are released pursuant to the terms hereof. The Collateral Agent and the Indenture Trustee, each in its individual capacity, and each of the Asset Pool One Noteholders are hereby deemed to acknowledge that a release of Collateral securing an Asset Pool or liens strictly in accordance with the terms hereof will not be deemed for any purpose to be an impairment of the remaining Security Interests in contravention of the terms of this Asset Pool One Supplement. To the extent applicable, the Issuing Entity will cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the liens hereof to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer of the Issuing Entity, except in cases in which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

Section 2.10        Suits To Protect the Collateral. Subject to the provisions of this Asset Pool One Supplement, the Collateral Agent will have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Asset Pool One Supplement, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect the interests of the Asset Pool One Noteholders and the interests of the Indenture Trustee and the Collateral Agent, each in its individual capacity, in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest or be prejudicial to the interests of the Asset Pool One Noteholders, the Indenture Trustee or the Collateral Agent). No counterparties to a Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement may direct the Collateral Agent to enforce the Security Interest. Each Derivative Counterparty’s, Supplemental Credit Enhancement Provider’s and Supplemental Liquidity Provider’s rights consist solely of the right to receive Collections allocated for such party’s benefit pursuant to the related Indenture Supplement.

Section 2.11        Purchaser Protected. In no event will any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor will any purchaser or other transferee of any property or rights permitted by this Article to be sold be under any obligation to ascertain or inquire into the authority of the Issuing Entity or any other obligor, as applicable, to make any such sale or other transfer.

Section 2.12        Powers Exercisable by Receiver or Collateral Agent. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article II upon the Issuing Entity or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuing Entity or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article II.

Section 2.13        Determinations Relating to Collateral. In the event (i) the Collateral Agent or the Indenture Trustee shall receive any written request from the Issuing Entity or any other obligor for consent or approval with respect to any matter or thing relating to any Collateral or the Issuing Entity’s or any other obligor’s obligations with respect thereto or (ii) there shall be due to or from the Collateral Agent or the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) the Collateral Agent or the Indenture Trustee shall become aware of any nonperformance by the Issuing Entity or any other obligor of any covenant or any breach of any representation or warranty of the Issuing Entity or any other obligor set forth in this Asset Pool One Supplement, then, in each such event, the Collateral Agent or the Indenture Trustee, as applicable, shall be entitled to hire experts, consultants, agents and attorneys to advise the Collateral Agent or the Indenture Trustee, as applicable, on the manner in which the Collateral Agent or the Indenture Trustee, as applicable, should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which will be reimbursed to the Collateral Agent or the Indenture Trustee, as applicable, pursuant to Section 4.6). Each of the Collateral Agent and the Indenture Trustee will be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of the Outstanding Asset Pool One Notes.

Section 2.14        Release of all Collateral.

(a)        Subject to the payment of its fees and expenses pursuant to Section 4.6, the Collateral Agent shall, at the request of the Issuing Entity or when otherwise required by the provisions of this Asset Pool One Supplement, execute instruments to release property from the lien of this Asset Pool One Supplement, or convey the Collateral Agent’s interest (which is held by the Collateral Agent for the benefit of the Asset Pool One Noteholders) in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Asset Pool One Supplement. No party relying upon an instrument executed by the Collateral Agent as provided in this Article II will be bound to ascertain the Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b)        Upon delivery of an Officer’s Certificate certifying that the Issuing Entity’s obligations under the Indenture and this Asset Pool One Supplement have been satisfied and discharged by complying with the provisions of this Article II, the Collateral Agent shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuing Entity or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interest created by this Asset Pool One Supplement and (ii) not be deemed to hold the Security Interest for the benefit of itself, the Indenture Trustee, the Asset Pool One Noteholders, any applicable Derivative Counterparty, any applicable Supplemental Credit Enhancement Provider or any applicable Supplemental Liquidity Provider.

(c)        The Transferor and the Asset Pool One Noteholders shall be entitled to receive at least 10 days written notice when the Collateral Agent proposes to take any action pursuant to clause (a), accompanied by copies of any instruments involved, and the Collateral Agent shall also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Collateral Agent in connection with any such action.

Section 2.15        Certain Actions by Collateral Agent. Any action taken by the Collateral Agent pursuant to this Article in respect of the release of any or all of the Collateral will be taken by the Collateral Agent as its interest in such Collateral may appear, and no provision of this Article II is intended to, or will, excuse compliance with any provision hereof.

Section 2.16        Opinions as to Collateral.

(a) On the Effective Date, the Issuing Entity shall furnish to the Collateral Agent an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Asset Pool One Supplement, any amendments, supplements or modifications hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and maintain the perfection of the Security Interest granted by this Asset Pool One Supplement in favor of the Collateral Agent and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest perfected.

(b) On or before April 30 in each calendar year, the Issuing Entity shall furnish to the Collateral Agent an Opinion of Counsel with respect to each UCC financing statement which has been filed by the Issuing Entity either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Asset Pool One Supplement, any amendments, supplements or modifications hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the first priority lien and Security Interest created by this Asset Pool One Supplement and reciting the details of such action or (ii) in the opinion of such counsel no such action is necessary to maintain such lien and Security Interest. Such Opinion of Counsel will also describe the recording, filing, re-recording and refiling of this Asset Pool One Supplement, any amendments, supplements or modifications hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and Security Interest of this Asset Pool One Supplement until April 30 in the following calendar year.

Section 2.17        Delegation of Duties. Until this appointment is rescinded by the Issuing Entity, the Issuing Entity hereby appoints Chase USA, as Administrator, to assist it in its performance of its duties under this Asset Pool One Supplement. In addition, the Issuing Entity may contract with or appoint other Persons (including Chase USA and its Affiliates) to assist it in performing its duties under this Asset Pool One Supplement. Any performance of duties by a Person who is identified to the Collateral Agent and the Indenture Trustee in an Officer’s Certificate will be deemed to be action taken by the Issuing Entity.

Section 2.18        Issuing Entity’s Representations and Warranties. As of each Issuance Date, the Issuing Entity shall make the following representations and warranties to the Collateral Agent. Such representations and warranties shall survive until the termination of this Asset Pool One Supplement. Such representations and warranties shall not be waived by any of the parties to this Asset Pool One Supplement unless the Note Rating Agency Condition shall have been satisfied with respect to such waiver.

(a)        At the time of the granting of the security interest in the Collateral, the Issuing Entity owned and had good marketable title to the Collateral free and clear of any Lien (other than any Lien for municipal or other local taxes if such taxes were not then due and payable or if the Issuing Entity was then contesting the validity thereof in good faith by appropriate proceedings and had set aside on its books and records adequate reserves with respect thereto), claim or encumbrance of any Person.

(b)        This Asset Pool One Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuing Entity.

(c)        The Issuing Entity has caused or will have caused within ten days of the granting of the security interest in any portion of the Collateral, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Collateral Agent hereunder.

(d)        Other than the security interest granted to the Collateral Agent pursuant to this Asset Pool One Supplement or any other security interest that has been terminated, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral; the Issuing Entity has not authorized the filing of and is not aware of any financing statements against itself that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Collateral Agent hereunder or that has been terminated; and the Issuing Entity is not aware of any judgment or tax lien filings against itself.

(e)        Each Asset Pool One Collateral Certificate constitutes a “certificated security” within the meaning of the applicable UCC; the Issuing Entity has in its possession all original copies of the certificates that constitute such Asset Pool One Collateral Certificate; none of the certificates that constitute or evidence such Asset Pool One Collateral Certificate have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent; and all financing statements filed or to be filed against the Issuing Entity in favor of the Collateral Agent in connection herewith describing such Asset Pool One Collateral Certificate contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Collateral Agent.”

(f)        Each Asset Pool One Receivable constitutes an “account” within the meaning of the applicable UCC.

[END OF ARTICLE II]

ARTICLE III

COLLECTIONS, ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.1        Collections and Allocations.

(a)        The Servicer pursuant to the terms of the Transfer and Servicing Agreement (or, if the authority of the Servicer has been revoked pursuant to Section 10.01 of the Transfer and Servicing Agreement, the Indenture Trustee, or, if a Successor Servicer has been appointed, the Successor Servicer) shall instruct the Collateral Agent to apply all funds on deposit in the Collection Account as described in this Article III and in any Indenture Supplement for any Series. Except as otherwise provided in subsections 3.1(b) and 3.1(c) below, the Servicer pursuant to the terms of Transfer and Servicing Agreement shall deposit Collections with respect to the Asset Pool One Receivables into the Collection Account for Asset Pool One as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing and shall deposit Collections received with respect to the Asset Pool One Collateral Certificates with respect to any Monthly Period into the Collection Account for Asset Pool One no later than the First Note Transfer Date in the next succeeding Monthly Period.

(b)        Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Asset Pool One Supplement, the Indenture or the Transfer and Servicing Agreement to the contrary, for as long as Chase USA remains the Servicer under the Transfer and Servicing Agreement and (i) no Servicer Rating Event shall have occurred and be continuing or (ii) Chase USA obtains a guarantee or letter of credit covering risk of collection with respect to its deposit and payment obligations under the Transfer and Servicing Agreement (in form and substance satisfactory to each Note Rating Agency) from a guarantor having a short-term credit rating of at least “A-1” from Standard & Poor’s or “P-1” from Moody’s or “F1” from Fitch (or such other rating below “A-1” or “P-1” or, to the extent rated by Fitch, “F1,” as the case may be, which is acceptable to such Note Rating Agency), or (iii) the Note Rating Agency Condition will have been satisfied despite the Servicer’s inability to satisfy the rating requirement specified in clause (i) or (ii) above, or (iv) for 5 Business Days following any reduction of any such rating or failure to satisfy the conditions specified in clause (i) or (ii) above, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding paragraph, but may make deposits in an amount equal to the net amount of such deposits and payments which would have been made with respect to Asset Pool One Notes to receive payments on the related Payment Date had the conditions of this sentence not applied, into the Collection Account in immediately available funds not later than 1:00 p.m., New York City time, on each applicable Note Transfer Date following the Monthly Period with respect to which such deposit relates. To the extent that, in accordance with this subsection 3.1(b), the Servicer has retained amounts which would otherwise be required to be deposited into the Collection Account or any Supplemental Bank Account with respect to any Monthly Period, the Servicer shall be required to deposit such amounts in the Collection Account or such Supplemental Bank Account on the applicable Note Transfer Date to the extent necessary to make required distributions on the related Payment Date. Notwithstanding anything in this Asset Pool One Supplement to the contrary, unless otherwise specified in the Indenture or any Indenture Supplement, the Servicer need not deposit any amount allocated to be paid to the

Transferor pursuant to the Indenture, this Asset Pool One Supplement or any applicable Indenture Supplement into the Collection Account or any Supplemental Bank Account, but shall pay such amounts as collected to the Transferor.

(c)        Notwithstanding anything else in this Asset Pool One Supplement, the Indenture, the Indenture Supplement thereto or the Transfer and Servicing Agreement to the contrary, with respect to any Monthly Period for which the Servicer is required to make daily deposits into the Collection Account or into any Supplemental Bank Account provided for in any Indenture Supplement for any Series:

(i)        the Servicer will only be required to deposit Collections (other than Recoveries, which will be deposited in accordance with subsection 3.11(a), and the Interchange Amount, which will be deposited in accordance with subsection 3.11(b)) into the Collection Account or such Supplemental Bank Account no later than the second Business Day following the Date of Processing in an amount equal to the lesser of:

(1)        the amount required to be deposited into the Collection Account or such Supplemental Bank Account on such Business Day pursuant to the terms of the Indenture, this Asset Pool One Supplement or any Indenture Supplement for any Series, and

(2)        the amount required to be distributed on or prior to the related Note Transfer Date to the extent necessary to make required distributions on the related Payment Date of:

(A)        interest and principal due to Holders of the Asset Pool One Notes (including Asset Pool One Notes held by the Transferor, unless the Transferor is also the Servicer or an Affiliate of the Servicer) provided for in any Indenture Supplement for any Series,

(B)        the product of (x) the sum of the floating allocation percentages for each Series of Asset Pool One Notes and (y) the Asset Pool One Servicing Fees due to the Servicer, but only if the Transferor is not also the Servicer or an Affiliate of the Servicer,

(C)        the product of (x) the sum of the floating allocation percentages for each Series of Asset Pool One Notes and (y) the Asset Pool One Default Amount (excluding the amount allocable to the Transferor Interest),

(D)        targeted deposits to any reserve account designated and established pursuant to the Indenture Supplement for any Series,

(E)        amounts owed to applicable Derivative Counterparties, Supplemental Credit Enhancement Providers and Supplemental Liquidity Providers; and

(F)        any other amounts identified in any Indenture Supplement for any Series to be paid to Holders of Asset Pool One Notes other than the Transferor, deposited in reserve accounts or other enhancement accounts or paid to third parties from Collections, and any such Collections not required to be deposited in the Collection Account shall be deposited in the Excess Funding Account to the extent required pursuant to the terms of the Indenture, this Asset Pool One Supplement or any Indenture Supplement for any Series, and any remaining Collections shall be paid to the Transferor; and

(ii)

(1)        if at any time prior to the related Note Transfer Date the amount of Collections deposited in the Collection Account with respect to the related Monthly Period exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall withdraw such excess from the Collection Account and immediately pay it to the Transferor, and

(2)        if at any time prior to the related Note Transfer Date the amount of Collections deposited in the Collection Account with respect to the related Monthly Period is less than the amount required to be deposited pursuant to clause (i) above, the Transferor shall pay to the Servicer, and the Servicer shall deposit into the Collection Account, the amount of the shortfall, but only to the extent of Collections previously paid to the Transferor with respect to such Monthly Period pursuant to this paragraph.

(iii)        For the avoidance of doubt, to the extent that the exact amount of the required deposits or distributions pursuant to clauses (i)(A) and (i)(B) above are unknown, the Servicer will be allowed to make a good faith estimate of the respective amounts thereof subject to the adjustment provisions set forth in clauses (ii)(A) and (ii)(B) above.

Section 3.2        Allocations of Finance Charge Collections and Default Amounts.

(a)        With respect to each Monthly Period, the Collateral Agent, at the direction of the Servicer, shall allocate to each Series of Asset Pool One Notes an amount equal to the product of (i) the Noteholder Percentage for Asset Pool One Finance Charge Collections for such Monthly Period for such Series and (ii) the sum of the Asset Pool One Finance Charge Collections for such Monthly Period and the investment earnings for such Monthly Period on amounts on deposit in the Collection Account and the Excess Funding Account established for the benefit of all Asset Pool One Notes.

(b)        With respect to each Monthly Period, the Collateral Agent, at the direction of the Servicer, shall allocate to each Series of Asset Pool One Notes an amount equal to the product of (i) the Noteholder Percentage for the Asset Pool One Default Amount for such Monthly Period for such Series and (ii) the Asset Pool One Default Amount for such Monthly Period.

Section 3.3        Allocations of Principal Collections. With respect to each Monthly Period, the Collateral Agent, at the direction of the Servicer, shall allocate to each Series of Asset Pool One Notes an amount equal to the product of (i) the Noteholder Percentage for Asset Pool One Principal Collections for such Monthly Period for such Series and (ii) the Asset Pool One Principal Collections for such Monthly Period. In addition, with respect to each Monthly Period, if there is a Remaining Series Available Principal Collections Shortfall for any Series of Asset Pool One Notes, the Collateral Agent shall allocate to each such Series of Asset Pool One Notes a portion of Asset Pool One Collateral Certificate Principal Shortfall Payments for such Monthly Period in an amount equal to the Remaining Series Available Principal Collections Shortfall for such Series in accordance with the applicable Indenture Supplement; provided, however, that if the aggregate amount of Asset Pool One Collateral Certificate Principal Shortfall Payments is less than the aggregate Remaining Series Available Principal Collections Shortfall for all Series, then Asset Pool One Collateral Certificate Principal Shortfall Payments allocable to each Series shall equal the product of (A) the Asset Pool One Collateral Certificate Principal Shortfall Payments for such Monthly Period and (B) a fraction, the numerator of which is the Remaining Series Available Principal Collections Shortfall for such Series and the denominator of which is the aggregate Remaining Series Available Principal Collections Shortfall for all Series of Asset Pool One Notes for such Monthly Period.

Section 3.4        Allocations of the Asset Pool One Servicing Fee.

(a) As compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the “Asset Pool One Servicing Fee”). For each Monthly Period, the Asset Pool One Servicing Fee shall equal the sum of (i) the servicing fee amount for each Asset Pool One Collateral Certificate, as specified in the related Series Supplement, and (ii) the Asset Pool One Receivables Servicing Fee.

(b) With respect to each Monthly Period, the Collateral Agent, at the direction of the Servicer, shall allocate to each Series of Asset Pool One Notes an amount equal to the product of (i) the Asset Pool One Servicing Fee for such Monthly Period and (ii) the Noteholder Percentage for the Asset Pool One Servicing Fee for such Monthly Period for such Series of Asset Pool One Notes.

Section 3.5        Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account. With respect to each Monthly Period, if (i) the Asset Pool One Transferor Amount is, or as a result of a payment on the related First Note Transfer Date would become, less than the Asset Pool One Required Transferor Amount or (ii) the Asset Pool One Pool Balance is, or as a result of a payment on the related First Note Transfer Date would become, less than the Asset Pool One Minimum Pool Balance, the Collateral Agent shall allocate or deposit pursuant to subsection 3.8(d) of this Asset Pool One Supplement to the Excess Funding Account an amount equal to the greater of the amount by which the Asset Pool One Transferor Amount would be less than the Asset Pool One Required Transferor Amount and the amount by which the Asset Pool One Pool Balance would be less than the Asset Pool One Minimum Pool Balance, each determined with respect to the related Monthly Period.

Amounts on deposit in the Excess Funding Account shall be treated as Shared Excess Available Principal Collections and, to the extent required, allocated to each Series of Asset Pool One Notes in accordance with the applicable Indenture Supplement. Any remaining amounts on deposit in the Excess Funding Account in excess of the amount required to be treated as Shared Excess Available Principal Collections for a Monthly Period shall be released to the holders of the Transferor Interest in Asset Pool One in accordance with the related Indenture Supplement to the extent that after such release (A) the Asset Pool One Transferor Amount is equal to or greater than the Asset Pool One Required Transferor Amount and (B) the Asset Pool One Pool Balance is equal to or greater than the Asset Pool One Minimum Pool Balance.

Section 3.6        Final Payment. Each Series, Class or Tranche of Asset Pool One Notes, as applicable, will be considered to be paid in full in the manner set forth in the applicable Indenture Supplement. A Series, Class or Tranche of Asset Pool One Notes will be considered paid in full and the Holders of such Series, Class or Tranche of Asset Pool One Notes, as applicable, will have no further right or claim, and the Issuing Entity will have no further obligation or liability for principal or interest with respect to such Series, Class or Tranche of Notes, as applicable, on the earliest to occur of:

(a)        the date of the payment in full of the Outstanding Dollar Principal Amount of and all accrued but unpaid interest and any additional interest on that Series, Class or Tranche of Asset Pool One Notes, as applicable;

(b)        the date on which the Outstanding Dollar Principal Amount of such Asset Pool One Notes, after giving effect to all deposits, allocations, reallocations, sales of Collateral and payments to be made on such date, is reduced to zero, and all accrued but unpaid interest and any additional interest on such Asset Pool One Notes is paid in full;

(c)        the Legal Maturity Date of such Asset Pool One Notes, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Collateral and payments to be made on such date; or

(d)        the date of the payment following the date on which a sale of Collateral has taken place with respect to that Series, Class or Tranche of Asset Pool One Notes, as described in the Indenture.

Section 3.7        Payments within a Series, Class or Tranche. All payments of principal, interest or other amounts to Holders of the Asset Pool One Notes of a Series, Class or Tranche will be made in accordance with the related Indenture Supplement.

Section 3.8        Allocations of Finance Charge Collections, Default Amounts, Servicing Fees and Principal Collections Allocable to the Transferor Interest.

(a)        Unless otherwise stated in any Indenture Supplement, the Servicer shall allocate to the holder of the Transferor Interest in Asset Pool One an amount equal to the product of (i) the Asset Pool One Transferor Percentage for Asset Pool One Finance Charge Collections with respect to such Monthly Period and (ii) the Asset Pool One Finance Charge Collections and earnings on amounts on deposit in the Collection Account and the Excess Funding Account with respect to such Monthly Period. If so specified in any Indenture

Supplement, such amounts may be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain Supplemental Bank Accounts.

(b)        The Servicer shall allocate to the holders of the Transferor Interest in Asset Pool One an amount equal to the product of (i) the Asset Pool One Transferor Percentage for the Asset Pool One Default Amount with respect to such Monthly Period and (ii) the Asset Pool One Default Amount with respect to such Monthly Period.

(c)        The Servicer shall allocate to the holders of the Transferor Interest in Asset Pool One an amount equal to the product of (i) Asset Pool One Transferor Percentage with respect to such Monthly Period and (ii) the Asset Pool One Servicing Fee with respect to such Monthly Period.

(d)        Unless otherwise stated in any Indenture Supplement, the Servicer shall allocate to the holders of the Transferor Interest in Asset Pool One an amount equal to the product of (i) the Asset Pool One Transferor Percentage for Asset Pool One Principal Collections with respect to such Monthly Period and (ii) the Asset Pool One Principal Collections with respect to such Monthly Period; provided, however, that amounts payable to the holders of the Transferor Interest pursuant to this subsection 3.8(d) shall instead be deposited into the Excess Funding Account to the extent that (A) the Asset Pool One Transferor Amount is, or as a result of such payment would become, less than the Asset Pool One Required Transferor Amount or (B) the Asset Pool One Pool Balance is, or as a result of such payment would become, less than the Asset Pool One Minimum Pool Balance.

Section 3.9        Transfer of Defaulted Accounts. Unless otherwise provided in any Indenture Supplement, in consideration of receiving Recoveries as provided in subsection 3.11(a) hereof, on the date on which an Asset Pool One Account becomes a Defaulted Account, the Collateral Agent shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation, or warranty, all the right, title and interest of the Collateral Agent in and to the Asset Pool One Receivables in such Defaulted Account, all monies due or to become due with respect thereto, and all proceeds thereof allocable to Asset Pool One with respect to such Asset Pool One Receivables, excluding Recoveries in respect of Asset Pool One Defaulted Accounts relating thereto, which shall remain a part of the Collateral.

Section 3.10        Adjustments for Miscellaneous Credits and Fraudulent Charges.

(a) The Servicer shall be obligated to reduce on a net basis for each Monthly Period the aggregate amount of Asset Pool One Principal Receivables (a “Credit Adjustment”) with respect to any Asset Pool One Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors) or (iii) which was created as a result of a fraudulent or counterfeit charge.

In the event that the inclusion of the amount of a Credit Adjustment in (x) the calculation of the Asset Pool One Transferor Amount would cause the Asset Pool One

Transferor Amount to be an amount less than the Asset Pool One Required Transferor Amount or (y) the calculation of the Asset Pool One Pool Balance would cause the Asset Pool One Pool Balance to be an amount less than the Asset Pool One Minimum Pool Balance, the Transferor shall make a deposit, no later than (A) the First Note Transfer Date following the Monthly Period with respect to which such Credit Adjustment occurs or (B) in the event of a Servicer Rating Event, 10 Business Days after the inclusion of the Credit Adjustment that caused the Asset Pool One Transferor Amount to be less than the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance to be less than the Asset Pool One Minimum Pool Balance, into the Excess Funding Account for Asset Pool One in immediately available funds in an amount equal to the greater of the amount by which (I) the Asset Pool One Transferor Amount would be less than the Asset Pool One Required Transferor Amount or (II) the Asset Pool One Pool Balance would be an amount less than the Asset Pool One Minimum Pool Balance, due to Credit Adjustments with respect to Asset Pool One Receivables conveyed by the Transferor (each such deposit, an “Adjustment Payment”).

(b)        If (i) the Servicer makes a deposit into the Collection Account for Asset Pool One in respect of a Collection of an Asset Pool One Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection for Asset Pool One and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account for Asset Pool One to reflect such dishonored check or mistake. Any Asset Pool One Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section shall not require any change in any report previously delivered.

Section 3.11        Recoveries and Interchange.

(a)        Recoveries. On or prior to the third Business Day following the end of each Monthly Period, Chase USA shall notify the Servicer of the amount of Recoveries in respect of Asset Pool One Defaulted Accounts to be included as Collections for Asset Pool One with respect to the preceding Monthly Period. On the First Note Transfer Date following the applicable Monthly Period, Chase USA shall pay to the Servicer and the Servicer shall deposit into the Collection Account for Asset Pool One, in immediately available funds, the amount of Recoveries in respect of Asset Pool One Defaulted Accounts to be so included as Collections for Asset Pool One with respect to the preceding Monthly Period; provided, however, that such deposit need be made only to the extent that such funds are required to be retained in the applicable Bank Accounts for the benefit of any Series, Class or Tranche of Asset Pool One Notes pursuant to the provisions of this Article III of this Asset Pool One Supplement or any applicable Indenture Supplement and any such amount that is not so deposited shall be paid to the Transferor.

(b)        Interchange. On or prior to the third Business Day following the end of each Monthly Period, each Account Owner shall notify the Servicer of the Interchange Amount, if any, which is required to be included as Asset Pool One Finance Charge Collections with respect to the preceding Monthly Period. On the First Note Transfer Date following the applicable Monthly Period, each Account Owner shall pay to the Servicer and the Servicer shall deposit into the Collection Account, in immediately available funds, the Interchange Amount to be so included as Asset Pool One Finance Charge Collections with respect to the preceding Monthly Period; provided, however, that such deposit need be made only to the extent that such funds are required to be retained in the applicable Bank Accounts for the benefit of any Series, Class or Tranche of Asset Pool One Notes pursuant to the provisions of this Article III of this Asset Pool One Supplement or any applicable Indenture Supplement and any such amount that is not so deposited shall be paid to the Transferor.

Section 3.12        [Reserved].

Section 3.13        Designation of Remaining Principal Shortfalls. On each Determination Date, the Servicer shall determine with respect to the prior Monthly Period whether there is a Remaining Series Available Principal Collections Shortfall for any Series of Asset Pool One Notes after application of Shared Excess Available Principal Collections for the benefit of such Series of Notes for such Monthly Period. The Servicer shall determine the aggregate amount of such Remaining Series Available Principal Collections Shortfalls for all Series of Asset Pool One Notes for such Monthly Period and shall propose, with respect to each Asset Pool One Collateral Certificate, a principal shortfall amount (the “Proposed Principal Shortfall Amount”) for such Monthly Period. The sum of all such Proposed Principal Shortfall Amounts shall equal the aggregate amount of such Remaining Series Available Principal Collections Shortfalls for such Monthly Period. In determining the Proposed Principal Shortfall Amount for each Asset Pool One Collateral Certificate, the Servicer agrees to determine such amount in a manner that shall maximize the amount of payments received from Asset Pool One Collateral Certificates in respect of Proposed Principal Shortfall Amounts.

Section 3.14        Monthly Servicer’s Certificate. Unless otherwise stated in the related Indenture Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency, a certificate of a duly authorized representative of the Servicer substantially in the form of Exhibit F. In addition, on each Payment Date, the Servicer shall forward to the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency, a report containing all material information listed in Item 1121 of Regulation AB but not otherwise included in the Asset Pool One Monthly Servicer’s Certificate or any Monthly Noteholders’ Statement, which report shall be included in the Issuing Entity’s monthly distribution report on Form 10-D to be filed with the Commission.

[END OF ARTICLE III]

ARTICLE IV

THE COLLATERAL AGENT

Section 4.1        Certain Duties and Responsibilities.

(a)        The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Asset Pool One Supplement with respect to the Asset Pool One Notes of any Series, Class or Tranche, and no implied covenants or obligations will be read into this Asset Pool One Supplement against the Collateral Agent.

(b)        The Collateral Agent hereby agrees that it shall hold all Collateral Certificates designated for inclusion in Asset Pool One in the State of New York and shall give written notice to the Owner Trustee, the Indenture Trustee and the Servicer before relocating any Collateral Certificate.

(c)        In the absence of bad faith on its part, the Collateral Agent may, with respect to the Asset Pool One Notes of any Series, Class or Tranche, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and conforming to the requirements of the Indenture, this Asset Pool One Supplement or the related Indenture Supplement, as applicable, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent, the Collateral Agent will be under a duty to examine the same to determine whether or not they conform to the requirements of this Asset Pool One Supplement but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(d)        In case an Event of Default with respect to any Series, Class or Tranche of Asset Pool One Notes has occurred and is continuing, the Collateral Agent will exercise with respect to the Asset Pool One Notes of such Series, Class or Tranche such rights and powers vested in it by this Asset Pool One Supplement, and use the same degree of care and skill in their exercise, as a fiduciary would exercise or use under the circumstances in the conduct of such person’s own affairs.

(e)        No provision of this Asset Pool One Supplement will be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)        this subsection (e) will not be construed to limit the effect of subsection (a) of this Section;

(ii)        the Collateral Agent will not be liable for any error of judgment made in good faith by a Collateral Agent Authorized Officer, unless it will be proved that the Collateral Agent was negligent in ascertaining the pertinent facts;

(iii)        the Collateral Agent will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Indenture Trustee or Holders of more than 66 2⁄3% of the Outstanding Dollar Principal

Amount of any Series, Class or Tranche of Asset Pool One Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred upon the Collateral Agent, under this Asset Pool One Supplement with respect to the Asset Pool One Notes of such Series, Class or Tranche; and

(iv)        no provision of this Asset Pool One Supplement will require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Collateral Agent against such risk or liability is not reasonably assured to it.

(f)        Whether or not therein expressly so provided, every provision of this Asset Pool One Supplement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent will be subject to the provisions of this Section.

Section 4.2        Certain Rights of the Collateral Agent. Except as otherwise provided in Section 4.1:

(a)        the Collateral Agent may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)        whenever in the performance of its duties under this Asset Pool One Supplement the Collateral Agent will deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(c)        the Collateral Agent may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)        the Collateral Agent will be under no obligation to exercise any of the rights or powers vested in it by this Asset Pool One Supplement at the request or direction of the Indenture Trustee or any of the Asset Pool One Noteholders pursuant to this Asset Pool One Supplement, unless the Indenture Trustee or such Asset Pool One Noteholders shall have offered to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e)        the Collateral Agent will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuing Entity, personally or by agent or attorney;

(f) the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Collateral Agent will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(g) the Collateral Agent will not be responsible for filing any financing statements or continuation statements in connection with the Collateral, but will cooperate with the Issuing Entity in connection with the filing of such financing statements or continuation statements.

Section 4.3        Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Asset Pool One Notes, except the certificates of authentication, will be taken as the statements of the Issuing Entity, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representations as to the validity or sufficiency of this Asset Pool One Supplement or of the Asset Pool One Notes. The Collateral Agent will not be accountable for the use or application by the Issuing Entity of Asset Pool One Notes or the proceeds thereof.

Section 4.4        May Hold Notes. The Collateral Agent, in its individual or any other capacity, may become the owner or pledgee of Asset Pool One Notes and, subject to Sections 4.7, 4.8 and 4.12, may otherwise deal with the Issuing Entity with the same rights it would have if it were not Collateral Agent.

Section 4.5        Money Held in Trust. Money held by the Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuing Entity.

Section 4.6        Compensation and Reimbursement; Limit on Compensation, Reimbursement and Indemnity.

(a) The Issuing Entity agrees:

(i) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Asset Pool One Supplement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(iii)        to indemnify the Collateral Agent for, and to hold it harmless against, any and all loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (whether asserted by the Issuing Entity, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

The Collateral Agent will have no recourse to (x) any asset of the Issuing Entity other than funds available pursuant to the Indenture, the relevant Indenture Supplement, or this Asset Pool One Supplement and any such recourse shall be subordinate to the payment obligations on the Asset Pool One Notes, or (y) any Person other than the Transferor, the Servicer or the Issuing Entity.

(b)        This Section will survive the termination of this Asset Pool One Supplement and the resignation or replacement of the Collateral Agent under Section 4.9.

Section 4.7        Disqualification; Conflicting Interests. If the Collateral Agent has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the Collateral Agent will, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Asset Pool One Supplement. Nothing herein will prevent the Collateral Agent from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 4.8        Corporate Collateral Agent Required; Eligibility. There will at all times be a Collateral Agent hereunder with respect to each Series, Class or Tranche of Asset Pool One Notes which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and having a rating of at least “BBB-” by Standard & Poor’s. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuing Entity may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuing Entity, serve as Collateral Agent. If at any time the Collateral Agent with respect to any Series, Class or Tranche of Asset Pool One Notes will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 4.9        Resignation and Removal; Appointment of Successor.

(a)        No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Collateral Agent under Section 4.10.

(b)        The Collateral Agent may resign with respect to any Series, Class or Tranche of Asset Pool One Notes at any time by giving written notice thereof to the Issuing Entity. If an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(c)        The Collateral Agent may be removed with respect to any Series, Class or Tranche of Asset Pool One Notes at any time by Act of the Majority Holders of that Series, Class or Tranche of Asset Pool One Notes delivered to the Collateral Agent on behalf of the Indenture Trustee and the Issuing Entity.

(d)        If at any time:

(i)        the Collateral Agent fails to comply with Section 310(b) of the Trust Indenture Act with respect to any Series, Class or Tranche of Notes after written request therefor by the Issuing Entity or by any Asset Pool One Noteholder who has been a bona fide Holder of an Asset Pool One Note of that Series, Class or Tranche for at least 6 months,

(ii)        the Collateral Agent ceases to be eligible under Section 4.8 with respect to any Series, Class or Tranche of Asset Pool One Notes and fails to resign after written request therefor by the Issuing Entity or by any such Asset Pool One Noteholder,

(iii)        the Collateral Agent becomes incapable of acting with respect to any Series, Class or Tranche of Asset Pool One Notes, or

(iv)        the Collateral Agent is adjudged bankrupt or insolvent or a receiver of the Collateral Agent or of its property is appointed or any public officer takes charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuing Entity may remove the Collateral Agent or (B) subject to Section 6.17 of the Indenture, any Asset Pool One Noteholder who has been a bona fide Holder of an Asset Pool One Note of such Series, Class or Tranche for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Agent with respect to such Series, Class or Tranche and the appointment of a successor Collateral Agent with respect to such Series, Class or Tranche, or, in the case of clause (iv), with respect to all Series, Classes and Tranches.

(e)        If the Collateral Agent resigns, is removed or becomes incapable of acting with respect to Asset Pool One, or if a vacancy shall occur in the office of the Collateral Agent with respect to Asset Pool One for any cause, the Issuing Entity shall promptly appoint a successor Collateral Agent for Asset Pool One. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Collateral Agent with respect to Asset Pool One is appointed by Act of the Majority Holders of the Asset Pool One Notes delivered to the Issuing Entity and the retiring Collateral Agent, the successor Collateral Agent so appointed will, forthwith upon its acceptance of such appointment, become the successor Collateral Agent with respect to Asset Pool One and supersede the successor Collateral Agent appointed by the Issuing Entity with respect to Asset Pool One. If no successor Collateral Agent with respect to the Asset Pool One Notes shall have been so appointed by the Issuing Entity or the Asset Pool One Noteholders and accepted appointment in the manner hereinafter provided, any Asset Pool One Noteholder who has been a bona fide Holder of an Asset Pool One Note for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Collateral Agent with respect to Asset Pool One.

(f)        The Issuing Entity shall give written notice of each resignation and each removal of the Collateral Agent with respect to Asset Pool One and each appointment of a successor Collateral Agent with respect to Asset Pool One as provided in Section 1.06 of the Indenture and to each Note Rating Agency. To facilitate delivery of such notice, upon request by the Issuing Entity, the Note Registrar shall provide to the Issuing Entity a list of the relevant Registered Noteholders. Each notice will include the name of the successor Collateral Agent and the address of its principal Corporate Trust Office.

Section 4.10        Acceptance of Appointment by Successor. Every successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Issuing Entity and to the predecessor Collateral Agent an instrument accepting such appointment, with a copy to the Note Rating Agencies, and thereupon the resignation or removal of the predecessor Collateral Agent will become effective with respect to Asset Pool One, and such successor Collateral Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Collateral Agent; but, on request of the Issuing Entity or the successor Collateral Agent, such predecessor Collateral Agent shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Collateral Agent all the rights, powers and trusts of the predecessor Collateral Agent, and will duly assign, transfer and deliver to such successor Collateral Agent all property and money held by such predecessor Collateral Agent hereunder, subject nevertheless to its lien, if any, provided for in Section 4.6. Upon request of any such successor Collateral Agent, the Issuing Entity will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and trusts.

No successor Collateral Agent will accept its appointment unless at the time of such acceptance such successor Collateral Agent will be qualified and eligible with respect to Asset Pool One under this Article.

Section 4.11        Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, will be the successor of the Collateral Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Collateral Agent shall give prompt written notice of such merger, conversion, consolidation or succession to the Note Rating Agencies. In addition, upon such merger, conversion, consolidation or succession the Collateral Agent shall give written notice to the Transferor, Servicer, the Owner Trustee and the Indenture Trustee of any change of address of the surviving entity and stating where the Collateral Certificates are to be held.

Section 4.12        Preferential Collection of Claims Against Issuing Entity. If and when the Collateral Agent shall be or become a creditor of the Issuing Entity (or any other obligor upon the Asset Pool One Notes), the Collateral Agent will be subject to the provisions of Section 311 of the Trust Indenture Act. A Collateral Agent who has resigned or been removed will be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 4.13        Representations and Covenants of the Collateral Agent. The Collateral Agent represents, warrants and covenants that:

(i) The Collateral Agent is a national banking association duly organized and validly existing under the laws of the United States of America;

(ii) The Collateral Agent has full power and authority to deliver and perform this Asset Pool One Supplement and has taken all necessary action to authorize the execution, delivery and performance by it of this Asset Pool One Supplement and other documents to which it is a party; and

(iii) Each of this Asset Pool One Supplement and the other documents to which it is a party has been duly executed and delivered by the Collateral Agent and constitutes legal, valid and binding obligation of the Collateral Agent in accordance with its terms.

Section 4.14        Custody of Asset Pool One Collateral Certificates and Other Collateral. Each Asset Pool One Collateral Certificate shall be registered in the name of and shall be delivered to and held by the Collateral Agent separate and apart from all other property held by such Collateral Agent. The Collateral Agent shall hold the Collateral that constitutes Permitted Investments separate from, and shall not commingle such Collateral with, any and all other funds or property of the Issuing Entity or the Indenture Trustee.

Section 4.15        Collateral Agent’s Application for Instructions from the Issuing Entity. Any application by the Collateral Agent for written instructions from the Issuing Entity may, at the option of the Collateral Agent, set forth in writing any action proposed to be taken or omitted by the Collateral Agent under and in accordance with this Asset Pool One Supplement and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 4.15. The Collateral Agent shall not be liable for any action taken by, or omission of, the Collateral Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 5 Business Days after the date any officer of the Issuing Entity actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Collateral Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 4.16        Events of Default and Remedies; Reports of Indenture Trustee; Reports to Issuing Entity.

(a) The Collateral Agent shall promptly give notice to the Indenture Trustee and the Issuing Entity upon the occurrence of any of the Events of Default set forth in Section 6.01 of the Indenture of which it has knowledge, including any “Notice of Default” pursuant to subsection 6.01(c) of the Indenture (unless it has received notice of any such Event of Default by the Indenture Trustee).

(b) The Collateral Agent agrees to perform its obligations and, in its discretion, exercise the rights of, and pursue remedies on behalf of, the Secured Parties pursuant to Article VI of the Indenture.

(c) The Collateral Agent agrees to provide in a timely fashion to the Indenture Trustee the information applicable to the Collateral Agent and the Collateral required to be included in the reports of the Indenture Trustee pursuant to the Indenture or any Indenture Supplement, including pursuant to Sections 8.03 and 8.06 of the Indenture.

(d) The Collateral Agent shall report to the Issuing Entity or the Indenture Trustee, as applicable, with respect to the amounts on deposit in each of the Bank Accounts, and the identity of the investments included therein and the amount of earnings thereon, as the Issuing Entity or the Indenture Trustee reasonably may request from time to time.

[END OF ARTICLE IV]

ARTICLE V

BANK ACCOUNTS AND INVESTMENTS

Section 5.1        Bank Accounts.

(a)        Bank Accounts; Deposits to and Distributions from Bank Accounts.

(i)        On or before the date hereof, the Issuing Entity established for Asset Pool One, one or more Qualified Bank Accounts (each such account, a “Collection Account” and collectively, the “Collection Accounts”) in the name of the Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent, the Indenture Trustee and the applicable Asset Pool One Noteholders. All collections received pursuant to Section 3.1 shall be deposited into the Collection Account. From time to time in connection with the issuance of a Series, Class or Tranche of Asset Pool One Notes, the Indenture Trustee may cause the Collateral Agent to establish one or more Qualified Bank Accounts denominated as “Supplemental Bank Accounts” in the name of the Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent, the Indenture Trustee and the applicable Asset Pool One Noteholders. The Collection Account and any Supplemental Bank Account shall be under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Agent for the benefit of the Collateral Agent, the Indenture Trustee and the applicable Asset Pool One Noteholders. If, at any time, the institution holding the Collection Account or any Supplemental Bank Account ceases to be a Qualified Institution, the Issuing Entity shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Note Rating Agency may consent in writing) establish a new Collection Account or Supplemental Bank Account, as applicable, that is a Qualified Bank Account and shall transfer any cash and/or investments from such Collection Account or Supplemental Bank Account, as applicable, to such new Collection Account or Supplemental Bank Account, as applicable. From the date each such new Collection Account is established, it shall be the “Collection Account.” From the date each such new Supplemental Bank Account is established, it shall be a “Supplemental Bank Account.” Any Supplemental Bank Account will receive deposits as set forth herein, in the Indenture and in the applicable Indenture Supplement.

(ii)        On or before the date hereof, the Issuing Entity established for Asset Pool One, one or more Qualified Bank Accounts (each such account, an “Excess Funding Account” and collectively, the “Excess Funding Accounts”) in the name of the Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent, the Indenture Trustee and the Asset Pool One Noteholders. Principal Collections allocated to Asset Pool One that would otherwise be paid to the holders of the Transferor Interest or that the applicable Indenture Supplement specifies are to be deposited in the Excess Funding Account, shall be deposited in the Excess Funding Account, if, after giving effect to reinvestment in new Collateral on that day the Asset Pool One Transferor Amount is not greater than or equal to the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance

is not greater than or equal to the Asset Pool One Minimum Pool Balance. Each Excess Funding Account shall be under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Agent for the benefit of the Collateral Agent, the Indenture Trustee and the Asset Pool One Noteholders. If, at any time, the institution holding any Excess Funding Account ceases to be a Qualified Institution, the Issuing Entity shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Note Rating Agency may consent in writing) establish a new Excess Funding Account that is a Qualified Bank Account and shall transfer any cash and/or investments to such new Excess Funding Account. From the date each such new Excess Funding Account is established, it shall be an “Excess Funding Account.”

(b)        All payments to be made from time to time by or on behalf of the Indenture Trustee to the Asset Pool One Noteholders out of funds in the Bank Accounts pursuant to this Asset Pool One Supplement, the Indenture and any Indenture Supplement will be made by the Collateral Agent to the Indenture Trustee or on behalf of the Indenture Trustee directly to the Paying Agent not later than 1:00 p.m. New York City time on the applicable Payment Date or earlier, if necessary, or as otherwise provided in the applicable Indenture Supplement but only to the extent of available funds in the applicable Bank Account or Sub-Account.

Section 5.2        Investment of Funds in the Bank Accounts.

(a)        (i)        Funds on deposit in the Bank Accounts shall (unless otherwise stated in the applicable Indenture Supplement) be invested and reinvested by the Collateral Agent or its designee acting on behalf of the Indenture Trustee at the written direction of the Issuing Entity in one or more Permitted Investments. Absent such written direction, the Collateral Agent shall invest the funds in the Permitted Investments described in clause (a)(v) of the definition thereof. The Issuing Entity may authorize the Indenture Trustee to direct the Collateral Agent to make specific investments pursuant to written instructions, in such amounts as the Issuing Entity will specify. Notwithstanding the foregoing, funds held by the Collateral Agent in any of the Bank Accounts will be invested in Permitted Investments that will mature in each case no later than the date on which such funds in the Bank Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to the Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Principal Payment Date or Interest Payment Date (as each such term is defined in the Indenture)).

(ii)        Notwithstanding subsection 5.2(a)(i) above, to the extent that the Transferor decides to offset the amount of risk retention held in the form of a “Seller’s Interest” (as such term is defined in the Risk Retention Requirements) with funds on deposit in an Excess Funding Account, such funds shall be held in the form of cash or Permitted Investments that constitute cash equivalents (in accordance with the Risk Retention Requirements).

(b)        All funds deposited from time to time in the Bank Accounts pursuant to the Indenture and all investments made with such funds will be held by the Collateral Agent in the Bank Accounts as part of the Collateral as herein provided, subject to withdrawal by the Collateral Agent or the Indenture Trustee for the purposes set forth in the Indenture.

(c)        Funds and other property in any of the Bank Accounts will not be commingled with any other funds or property of the Issuing Entity, the Indenture Trustee or the related Collateral Agent.

(d)        The Servicer shall not give direction to dispose of a Permitted Investment and no Permitted Investment shall be disposed of prior to its maturity if such disposal will result in a loss.

[END OF ARTICLE V]

ARTICLE VI

MISCELLANEOUS

Section 6.1        No Petition. The Collateral Agent, by entering into this Asset Pool One Supplement, each Derivative Counterparty, by designating that the obligations of the Issuing Entity pursuant to the applicable Derivative Agreement are secured by the Collateral, each Supplemental Credit Enhancement Provider or Supplemental Liquidity Provider, as applicable, by designating that the obligations of the Issuing Entity pursuant to the applicable Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement are secured by the Collateral, and each Asset Pool One Noteholder, by accepting a Note, agrees, to the fullest extent permitted by applicable law, that it will not at any time institute against any Master Trust, the Transferor or the Issuing Entity, or join in any institution against any Master Trust, the Transferor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Asset Pool One Notes, the Indenture, any Derivative Agreement, any Supplemental Credit Enhancement Agreement and any Supplemental Liquidity Agreement.

Section 6.2        Actions by the Issuing Entity. All actions to be taken by the Issuing Entity under this Asset Pool One Supplement shall be taken by the Administrator on behalf of the Issuing Entity and all notices to be given and/or received by the Issuing Entity under this Asset Pool One Supplement shall be given and received by the Administrator.

Section 6.3        Limitations on Liability.

(a)        It is expressly understood and agreed by the parties hereto that (i) this Asset Pool One Supplement is executed and delivered by the Transferor not individually or personally but solely as Beneficiary under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as a personal representation, undertaking or agreement by the Transferor or Chase USA but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained will be construed as creating any liability on the Transferor or Chase USA individually or personally, to perform any covenant of the Issuing Entity either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to the Indenture and by any Person claiming by, through or under them and (iv) under no circumstances will the Transferor or Chase USA be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Asset Pool One Supplement or any related documents.

(b)        None of the Collateral Agent, the Indenture Trustee, the Owner Trustee, the Transferor, Chase USA or any other Beneficiary of the Issuing Entity or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Asset Pool One Supplement, and recourse may be had solely to the Collateral pledged to secure the Asset Pool One Notes under this Asset Pool One Supplement.

(c)        It is expressly understood and agreed by the parties hereto that (a) this Asset Pool One Supplement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Asset Pool One Supplement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Asset Pool One Supplement or any other related documents.

Section 6.4        Termination of Issuing Entity. The Issuing Entity and the respective obligations and responsibilities of the Collateral Agent created hereby shall terminate as provided in the Trust Agreement.

Section 6.5        Termination Distributions. Upon the termination of the Issuing Entity pursuant to the terms of the Trust Agreement, the Collateral Agent shall release, assign and convey to the Transferor or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral securing Asset Pool One, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Bank Account) and all proceeds thereof. The Collateral Agent shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Transferor, to vest in the Transferor, as Beneficiary under the Trust Agreement, or any of its designees all right, title and interest which the Collateral Agent had in and to the Collateral and such other property securing Asset Pool One.

Section 6.6        Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider as Third-Party Beneficiary. Each Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider is a third-party beneficiary of this Asset Pool One Supplement to the extent specified in the applicable Derivative Agreement, Supplemental Credit Enhancement Agreement, Supplemental Liquidity Agreement or Indenture Supplement.

Section 6.7        Amendments. Except as expressly set forth in Article IX of the Indenture, this Asset Pool One Supplement may not be amended, supplemented or modified.

[END OF ARTICLE VI]

IN WITNESS WHEREOF, the parties hereto have caused this Asset Pool One Supplement to be duly executed as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
	Name:	Jennifer A. Luce
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee and Collateral Agent and not in its individual capacity

By:	/s/ Cheryl Zimmerman
	Name:	Cheryl Zimmerman
	Title:	Vice President

CHASE ISSUANCE TRUST

Third A&R APO Supplement

Acknowledged and Accepted:

CHASE BANK USA,

NATIONAL ASSOCIATION,

as Servicer

By:	/s/ Todd Lehner
	Name:	Todd Lehner
	Title:	Managing Director

CHASE ISSUANCE TRUST

Third A&R APO Supplement

Exhibit A

No. __	One Unit

FORM OF

CHASE ISSUANCE TRUST

ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE ASSET POOL ONE SUPPLEMENT REFERRED TO HEREIN. A COPY OF THE ASSET POOL ONE SUPPLEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE INDENTURE TRUSTEE UPON WRITTEN REQUEST.

This Certificate represents an

undivided interest in the

Chase Issuance Trust

Evidencing an undivided interest in a trust, the corpus of which consists of Collateral, as defined in the Asset Pool One Supplement described below.

(Not an interest in or a recourse obligation of Chase Bank USA, National Association or any Affiliate thereof.)

This certifies that CHASE CARD FUNDING LLC (the “Holder”) is the registered owner of an undivided interest in the Chase Issuance Trust (the “Issuing Entity” or the “Trust”), the corpus of which currently consists of the assets and interests constituting the Trust pursuant to the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016, as the same may be further amended, supplemented or otherwise modified (the “Asset Pool One Supplement”), by and between the Trust and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture Trustee”) and Collateral Agent (the “Collateral Agent”), a summary of certain of the pertinent provisions of which is set forth below.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Asset Pool One Supplement. This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Asset Pool One Supplement, to which Asset Pool One Supplement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this

Transferor Certificate shall be permitted other than in accordance with the provisions of Section 2.07 or 2.08 of the Transfer and Servicing Agreement.

This Transferor Certificate is the Transferor Certificate (the “Transferor Certificate”), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Asset Pool One Supplement and each Indenture Supplement to be paid to the Holder of the Transferor Certificate. The aggregate interest represented by this Transferor Certificate at any time in the Collateral of the Trust shall not exceed the Asset Pool One Transferor Amount at such time. In addition to this Transferor Certificate, one or more Series of Notes will be issued to investors pursuant to the Indenture and an Indenture Supplement, each of which will represent an undivided interest in the Trust. This Transferor Certificate shall not represent any interest in the Bank Accounts or any enhancement, except to the extent provided in the Asset Pool One Supplement and any Indenture Supplement. The Asset Pool One Transferor Amount for any Monthly Period will be an amount equal to (i) the Asset Pool One Pool Balance for such Monthly Period minus (ii) the aggregate Nominal Liquidation Amount of all Asset Pool One Notes as of the close of business on the last day of such Monthly Period.

The Servicer, pursuant to the terms of Transfer and Servicing Agreement, shall deposit Collections with respect to the Asset Pool One Receivables into the Collection Account for Asset Pool One as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing (except as provided below and except as provided in the Transfer and Servicing Agreement, the Asset Pool One Supplement and any Indenture Supplement) and shall deposit Collections received with respect to the Asset Pool One Collateral Certificates with respect to any Monthly Period into the Collection Account for Asset Pool One no later than the First Note Transfer Date in the next succeeding Monthly Period. Unless otherwise stated in any Indenture Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of this Certificate an amount equal to the Asset Pool One Transferor Amount. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to this Transferor Certificate pursuant to the Asset Pool One Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of this Transferor Certificate.

Chase Bank USA, National Association, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of this Transferor Certificate pursuant to the Asset Pool One Supplement will be payable by the Holder of this Transferor Certificate and none of the Trust, the Owner Trustee, the Indenture Trustee, the Collateral Agent or the Noteholders will have any obligation to pay such portion of the servicing fee.

This Transferor Certificate does not represent a recourse obligation of, or any interest in, the Transferor or the Servicer, and none of this Transferor Certificate, any Collateral Certificate, any Notes, the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Transferor Certificate is limited in right of payment to certain Collections respecting the

Receivables and the Collateral Certificates, all as more specifically set forth hereinabove and in the Asset Pool One Supplement.

Upon the termination of the Trust pursuant to Section 8.01 of the Fourth Amended and Restated Trust Agreement, the Indenture Trustee shall assign and convey to the Holder of this Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Collateral Certificates, the Receivables, whether then existing or thereafter created, and all proceeds thereof and Insurance Proceeds relating thereto. The Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of this Transferor Certificate to vest in such Holder all right, title and interest which the Indenture Trustee had in the Collateral Certificates and the Receivables.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Transferor Certificate shall not be entitled to any benefit under the Asset Pool One Supplement, or be valid for any purpose.

It is expressly understood and agreed by the parties hereto that (a) this Transferor Certificate is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Transferor Certificate and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Transferor Certificate or any other related documents.

IN WITNESS WHEREOF, the Trust has caused this Transferor Certificate to be duly executed on this _____ day of _________.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is the Transferor Certificate referred to in the within-mentioned Asset Pool One Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

Date: __________

Exhibit B

ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

INCLUDED IN ASSET POOL ONE

(as required by subsection 2.4(c)(v) of the Asset Pool One Supplement)

ASSIGNMENT NO.      OF RECEIVABLES IN ADDITIONAL ACCOUNTS INCLUDED IN ASSET POOL ONE (this “Assignment”), dated as of                          ,         , by and between CHASE ISSUANCE TRUST the “Issuing Entity” or the “Trust”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as collateral agent (in such capacity, the “Collateral Agent”), pursuant to the Asset Pool One Supplement referred to below, and acknowledged by Chase Bank USA, National Association, in its capacity as servicer under the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016 (as heretofore supplemented and amended, the “Transfer and Servicing Agreement”), among Chase Bank USA, National Association, as administrator and servicer, Chase Card Funding LLC, as transferor, the Trust and Wells Fargo, as indenture trustee (in such capacity, the “Indenture Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Trust, the Collateral Agent and the Indenture Trustee are parties to the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Asset Pool One Supplement”);

WHEREAS, pursuant to the Asset Pool One Supplement, the Trust wishes to designate Additional Accounts to be included as Asset Pool One Accounts and to pledge hereby the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Collateral Agent to be included as Asset Pool One Receivables; and

WHEREAS, the Collateral Agent, on behalf of and for the benefit and security of the Asset Pool One Noteholders, the Indenture Trustee, in its individual capacity and the Collateral Agent, in its individual capacity, is willing to accept such designation and pledge subject to the terms and conditions hereof;

NOW, THEREFORE, the Trust and the Collateral Agent hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Asset Pool One Supplement or, if not defined therein, in the Transfer and Servicing Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby,                                 .

“Addition Date” shall mean, with respect to the Additional Accounts designated hereby,                                 .

“Notice Date” shall mean, with respect to the Additional Accounts designated hereby,                                 .

2. Designation of Additional Accounts. Within five Business Days after the Addition Date, the Trust shall deliver to the Collateral Agent an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of each VISA® and MasterCard®1 account which, as of the Addition Date, shall be deemed to be an Additional Asset Pool One Account, identified by account number and the aggregate amount of the Receivables in each such Additional Asset Pool One Account as of the Addition Cut-Off Date, which list shall be marked as Schedule 1 to this Assignment and shall, as of the Addition Date, modify and amend and be incorporated into and made a part of this Assignment and the Asset Pool One Supplement.

3. Pledge of Receivables.

(a) The Trust hereby grants to the Collateral Agent, for the benefit and security of the Asset Pool One Noteholders, the Indenture Trustee, in its individual capacity and the Collateral Agent, in its individual capacity, a security interest in all of its right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, in the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Asset Pool One Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof and Insurance Proceeds relating thereto to secure the Asset Pool One Notes (and the obligations under the Indenture and the Asset Pool One Supplement), equally and ratably without prejudice, priority or distinction between any Asset Pool One Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in the Indenture, or in the Indenture Supplement which establishes any Series, Class or Tranche of Asset Pool One Notes, and to secure (i) the payment of all amounts due on such Asset Pool One Notes in accordance with their respective terms, (ii) the payment of all other sums payable by the Trust under the Indenture, any Indenture Supplement and the Asset Pool One Supplement relating to the Asset Pool One Notes and (iii) compliance by the Trust with the provisions of the Indenture, any Indenture Supplement or the Asset Pool One Supplement relating to the Asset Pool One Notes. This Assignment constitutes a security agreement under the UCC.

(b) If necessary, the Trust agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Asset Pool One Receivables in Additional Asset Pool One Accounts existing on the Addition Cut-Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Asset Pool One Receivables to the Collateral Agent, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to

[1]	VISA® and MasterCard® are registered trademarks of VISA U.S.A., Inc., and of MasterCard International Inc., respectively.

the Collateral Agent on or prior to the Addition Date. The Collateral Agent shall be under no obligation whatsoever to file such financing or continuation statements or to make any filing under the UCC in connection with such sale and assignment.

(c) In connection with such assignment, the Trust further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Asset Pool One Accounts and designated hereby have been pledged to the Collateral Agent pursuant to this Assignment for the benefit and security of the Asset Pool One Noteholders, the Indenture Trustee, in its individual capacity and the Collateral Agent, in its individual capacity.

(d) The parties hereto agree that all pledges of Receivables to the Collateral Agent pursuant to this Assignment are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be pledged, in whole or in part, by the Trust pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of the Trust. The parties hereto acknowledge and agree that each such assignment is occurring in connection with a “securitization transaction” within the meaning of the Delaware Act.

4. Acceptance by Collateral Agent. The Collateral Agent hereby acknowledges its acceptance of all right, title and interest in and to the Receivables in the Additional Asset Pool One Accounts now existing and hereafter created, pledged to the Collateral Agent pursuant to Section 3(a) of this Assignment and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit and security of the Asset Pool One Noteholders, the Indenture Trustee, in its individual capacity and the Collateral Agent, in its individual capacity.

5. Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Collateral Agent, as of the Addition Date (or such other date as is specified below), that:

(a) Conditions Precedent. All of the requirements for the addition of Accounts set forth under subsection 2.12(c) of the Transfer and Servicing Agreement shall have been satisfied and all of the representations and warranties set forth under subsection 2.04(a) of the Transfer and Servicing Agreement to be made on each Addition Date shall be true and correct in all material respects on such Addition Date;

(b) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(c) Eligibility of Additional Accounts. As of the Addition Cut-Off Date, each Additional Account designated hereby was an Eligible Account;

(d) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Trust has occurred and the assignment by the Trust of Receivables arising in the Additional Accounts to the Collateral Agent has not been made in contemplation of the occurrence thereof;

(e) No Adverse Effect. The acquisition by the Collateral Agent of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the Trust, result in an Adverse Effect;

(f) No Conflict. The execution and delivery by the Trust of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Trust, will not conflict with or violate any Requirements of Law applicable to the Trust or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Trust is a party or by which it or its properties are bound;

(g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Trust, threatened against the Trust before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Trust, would materially and adversely affect the performance by the Trust of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Trust in connection with the execution and delivery of this Assignment by the Trust and the performance of the transactions contemplated by this Assignment by the Trust, have been obtained.

6. Conditions Precedent. The acceptance by the Collateral Agent set forth in Section 4 hereof and the amendment of the Asset Pool One Supplement pursuant to Section 7 hereof are each subject to the satisfaction of the conditions precedent set forth in subsection 2.4(c) of the Asset Pool One Supplement on or prior to the dates specified in such subsection 2.4(c), except to the extent any such conditions have been waived. For purposes of subsection 2.4(c)(ii) of the Asset Pool One Supplement, “Notice Date” shall having the meaning specified in Section 1 hereof. With respect to the condition specified in subsection 2.4(c)(xi) of the Asset Pool One Supplement, on or prior to the date hereof, the Administrator, on behalf of the Issuing Entity, shall have delivered to the Collateral Agent a certificate of a Vice President or more senior officer of the Administrator, substantially in the form of Schedule 2 hereto, certifying that all requirements set forth in clauses (iii) through (x) of subsection 2.4(c) of the Asset Pool One Supplement for designating and conveying Receivables in Additional Asset Pool One Accounts have been satisfied or waived. The Collateral Agent may conclusively rely on such Officer’s

Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

7. Amendment of the Asset Pool One Supplement. The Asset Pool One Supplement is hereby amended to provide that all references therein to the “Asset Pool One Supplement,” to “this Asset Pool One Supplement” and to “herein” shall be deemed from and after the Addition Date to be a dual reference to the Asset Pool One Supplement as supplemented by this Assignment. All references therein to Additional Asset Pool One Accounts shall be deemed to include the Additional Accounts designated hereby and all references therein to Asset Pool One Receivables shall be deemed to include the Receivables pledged hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Asset Pool One Supplement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Asset Pool One Supplement.

8. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Assignment is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Assignment and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment or any other related documents.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Acknowledged by:

CHASE BANK USA,

NATIONAL ASSOCIATION,

as Servicer

By:
Name:
Title:

Schedule 1 (to Exhibit B)

LIST OF ADDITIONAL ASSET POOL ONE ACCOUNTS

[TO BE DELIVERED TO THE COLLATERAL AGENT BY THE TRUST AND MARKED

AS SCHEDULE 1 TO THIS ASSIGNMENT]

Schedule 2 (to Exhibit B)

Chase Issuance Trust

Officer’s Certificate

                                     , a duly authorized officer of Chase Bank USA, National Association, as administrator (the “Administrator”) for the Chase Issuance Trust (the “Trust”), hereby certifies and acknowledges on behalf of the Trust that to the best of [his/her] knowledge the following statements are true on                                      (the “Addition Date”), and acknowledges on behalf of the Trust that this Officer’s Certificate will be relied upon by Wells Fargo Bank, National Association (“Wells Fargo”), as collateral agent (the “Collateral Agent”) in connection with the Collateral Agent entering into Assignment No.          of Receivables in Additional Accounts, dated as of                                      (the “Assignment”), by and between the Trust and the Collateral Agent, in connection with the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (as heretofore supplemented and amended, the “Asset Pool One Supplement”), by and between the Trust and Wells Fargo as indenture trustee (the “Indenture Trustee”) and Collateral Agent. The undersigned hereby certifies and acknowledges on behalf of the Trust that:

(a) Representations and Warranties. Each of the representations and warranties made by the Trust in Section 5 of the Assignment is accurate as of the Addition Date.

(b) Conditions Precedent. All of the requirements for the addition of Accounts set forth under clauses (iii) through (x) of subsection 2.4(c) of the Asset Pool One Supplement shall have been satisfied in all material respects on the Addition Date or waived.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Asset Pool One Supplement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year first set forth above.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Exhibit C

FORM OF ASSIGNMENT OF AN ADDITIONAL COLLATERAL CERTIFICATE

INCLUDED IN ASSET POOL ONE

(as required by subsection 2.4(c)(vi) of the Asset Pool One Supplement)

ASSIGNMENT NO.          OF AN ADDITIONAL COLLATERAL CERTIFICATE INCLUDED IN ASSET POOL ONE (this “Assignment”) dated as of                                 , by and between CHASE ISSUANCE TRUST (the “Issuing Entity” or the “Trust”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as collateral agent (the “Collateral Agent”), pursuant to the Asset Pool One Supplement referred to below.

W I T N E S S E T H:

WHEREAS, the Trust and Wells Fargo, as Collateral Agent and Indenture Trustee, are parties to the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Asset Pool One Supplement”);

WHEREAS, pursuant to subsection 2.4(a) or 2.4(b) of the Asset Pool One Supplement, the Trust wishes to designate an Additional Collateral Certificate to be included as an Asset Pool One Collateral Certificate and to pledge hereby such Additional Collateral Certificate to the Collateral Agent; and

WHEREAS, the Collateral Agent, on behalf of and for the benefit and security of the Asset Pool One Noteholders, the Indenture Trustee, in its individual capacity and the Collateral Agent, in its individual capacity, is willing to accept such designation and pledge subject to the terms and conditions hereof;

NOW, THEREFORE, the Trust and the Collateral Agent agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Asset Pool One Supplement or, if not defined therein, in the Transfer and Servicing Agreement, unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Additional Collateral Certificate designated on Schedule 1 hereto,                                 .

“Notice Date” shall mean, with respect to the Additional Collateral Certificate designated on Schedule 1 hereto,                                  [which shall be a date on or prior to the third Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.4(a) of the Asset Pool One Supplement and the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.4(b) of the Asset Pool One Supplement].

2. Pledge of Additional Collateral Certificates.

(a) The Trust does hereby grant to the Collateral Agent, for the benefit and security of the Asset Pool One Noteholders, the Indenture Trustee, in its individual capacity and the Collateral Agent, in its individual capacity, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Additional Collateral Certificate. The foregoing does not constitute and is not intended to result in the creation or assumption by the Collateral Agent of any obligation of the Trust or any other Person in connection with the Additional Collateral Certificate or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA®, MasterCard®2 or insurers. This Assignment constitutes a security agreement under the UCC.

(b) If necessary, the Trust agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Additional Collateral Certificate meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the assignment of its interest in such Additional Collateral Certificate to the Collateral Agent, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Collateral Agent on or prior to the Addition Date. Neither the Indenture Trustee nor the Collateral Agent shall be under any obligation whatsoever to file such financing or continuation statements or to make any filing under the UCC in connection with such assignment.

(c) The parties agree hereto that all pledges of Additional Collateral Certificates to the Collateral Agent pursuant to this Assignment are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be pledged, in whole or in part, by the Trust pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of the Trust. The parties hereto acknowledge and agree that each such pledge is occurring in connection with a “securitization transaction” within the meaning of the Delaware Act.

3. Acceptance by the Collateral Agent. The Collateral Agent hereby acknowledges its acceptance for the benefit and security of the Asset Pool One Noteholders, the Indenture Trustee, in its individual capacity and the Collateral Agent, in its individual capacity, of a security interest in all right, title and interest to the Additional Collateral Certificate which has been pledged to the Collateral Agent pursuant to Section 2(a) of this Assignment.

4. Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Collateral Agent, as of the Addition Date, that:

[2]	VISA® and MasterCard® are registered trademarks of VISA U.S.A., Inc., and of MasterCard International Inc., respectively.

(a) Conditions Precedent. All of the requirements for the addition of Additional Collateral Certificates set forth under subsection 2.12(c) of the Transfer and Servicing Agreement shall have been satisfied and all of the representations and warranties set forth under subsection 2.04(a) of the Transfer and Servicing Agreement to be made on each Addition Date shall be true and correct in all material respects on such Addition Date;

(b) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(c) Eligibility of Additional Collateral Certificate. As of the Addition Date, the Additional Collateral Certificate designated hereby is an Eligible Collateral Certificate;

(d) Insolvency. As of the Addition Date, no Insolvency Event with respect to the Trust has occurred and the pledge by the Trust of the Additional Collateral Certificate to the Collateral Agent has not been made in contemplation of the occurrence thereof;

(e) No Adverse Effect. The acquisition by the Collateral Agent of the Additional Collateral Certificate shall not, in the reasonable belief of the Trust, result in an Adverse Effect;

(f) No Conflict. The execution and delivery by the Trust of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Trust, will not conflict with or violate any Requirements of Law applicable to the Trust or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Trust is a party or by which it or its properties are bound;

(g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Trust, threatened against the Trust before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Trust, would materially and adversely affect the performance by the Trust of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Trust in connection with the execution and delivery of this Assignment by the Trust and the performance of the transactions contemplated by this Assignment by the Trust, have been obtained.

5. Conditions Precedent. The acceptance by the Collateral Agent set forth in Section 3 hereof and the amendment of the Asset Pool One Supplement pursuant to Section 6 hereof are each subject to the satisfaction of the conditions precedent set forth in subsection 2.4(c) of the Asset Pool One Supplement on or prior to the dates specified in such subsection 2.4(c). For purposes of subsection 2.4(c)(ii) of the Asset Pool One Supplement, “Notice Date” shall having the meaning specified in Section 1 hereof. With respect to the condition specified in subsection 2.4(c)(xi) of the Asset Pool One Supplement, on or prior to the date hereof, the Administrator, on behalf of the Trust, shall have delivered to the Collateral Agent a certificate of a Vice President or more senior officer of the Administrator, substantially in the form of Schedule 2 hereto, certifying that all requirements set forth in subsection 2.4(c) of the Asset Pool One Supplement for designating and conveying Additional Collateral Certificates have been satisfied. The Collateral Agent may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

6. Amendment of the Asset Pool One Supplement. The Asset Pool One Supplement is hereby amended to provide that all references therein to the “Asset Pool One Supplement,” to “this Asset Pool One Supplement” and to “herein” shall be deemed from and after the Addition Date to be a dual reference to the Asset Pool One Supplement as supplemented by this Assignment. All references therein to Additional Asset Pool One Collateral Certificates shall be deemed to include the Additional Collateral Certificate designated hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Asset Pool One Supplement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Asset Pool One Supplement.

7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Assignment is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Assignment and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment or any other related documents.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust, and the Collateral Agent have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Schedule 1 (to Exhibit C)

LIST OF ADDITIONAL ASSET POOL ONE COLLATERAL CERTIFICATES

Schedule 2 (to Exhibit C)

Chase Issuance Trust

Officer’s Certificate

                         , a duly authorized officer of Chase Bank USA, National Association, as administrator (the “Administrator”) for the Chase Issuance Trust (the “Issuing Entity” or the “Trust”), hereby certifies and acknowledges on behalf of the Trust that to the best of [his/her] knowledge the following statements are true on                          (the “Addition Date”), and acknowledges on behalf of the Trust that this Officer’s Certificate will be relied upon by Wells Fargo Bank, National Association (“Wells Fargo”), as collateral agent (the “Collateral Agent”) in connection with the Collateral Agent entering into Assignment No.          of an Additional Collateral Certificate, dated as of                          (the “Assignment”), by and between the Trust and the Collateral Agent, in connection with the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (as heretofore supplemented and amended, the “Asset Pool One Supplement”), by and between the Trust and Wells Fargo as indenture trustee (the “Indenture Trustee”) and Collateral Agent. The undersigned hereby certifies and acknowledges on behalf of the Trust that:

(a) Conditions Precedent. All of the requirements for the addition of Additional Collateral Certificates set forth under subsection 2.4(c) of the Asset Pool One Supplement shall have been satisfied in all material respects on the Addition Date.

(b) Delivery of Assignment. On or before the Addition Date, with respect to the Additional Asset Pool One Collateral Certificate, the Trust has delivered to the Collateral Agent the Assignment (including an acceptance by the Collateral Agent for the benefit and security of the Asset Pool One Noteholders, the Indenture Trustee, in its individual capacity and the Collateral Agent, in its individual capacity).

(c) Legal, Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) Eligibility of Additional Collateral Certificate. As of the Addition Date, each Additional Collateral Certificate designated pursuant to the Assignment is an Eligible Collateral Certificate.

(e) Insolvency. As of the Addition Date, no Insolvency Event with respect to the Trust has occurred and the pledge by the Trust of the Additional Collateral Certificate to the Collateral Agent has not been made in contemplation of the occurrence thereof.

(f) No Adverse Effect. The acquisition by the Collateral Agent of the Additional Collateral Certificate shall not, in the reasonable belief of the Trust, result in an Adverse Effect.

(g) No Conflict. The execution and delivery by the Trust of this Assignment, the performance of the transactions contemplated by the Assignment and the fulfillment of the terms thereof applicable to the Trust, will not conflict with or violate any Requirements of Law applicable to the Trust or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Trust is a party or by which it or its properties are bound.

(h) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Trust, threatened against the Trust before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Trust, would materially and adversely affect the performance by the Trust of its obligations under the Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Assignment.

(i) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Trust in connection with the execution and delivery of the Assignment by the Trust and the performance of the transactions contemplated by the Assignment by the Trust, have been obtained.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Asset Pool One Supplement.

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                     .

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Exhibit D

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

INCLUDED IN ASSET POOL ONE

(as required by subsection 2.5(b)(ii) of the Asset Pool One Supplement)

REASSIGNMENT NO. _______ OF RECEIVABLES INCLUDED IN ASSET POOL ONE (this “Reassignment”), dated as of _________, by and between the CHASE ISSUANCE TRUST (the “Issuing Entity” or the “Trust”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Collateral Agent”), pursuant to the Asset Pool One Supplement referred to below.

W I T N E S S E T H:

WHEREAS, the Trust and the Collateral Agent are parties to the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Asset Pool One Supplement”);

WHEREAS, pursuant to the Asset Pool One Supplement, the Trust wishes to remove from Asset Pool One all Asset Pool One Receivables in certain designated Asset Pool One Accounts identified on Schedule 1 to this Reassignment (the “Removed Asset Pool One Accounts”) and to cause the Collateral Agent to reassign the Asset Pool One Receivables of such Removed Asset Pool One Accounts, whether now existing or hereafter created, from the Collateral Agent to the Trust; and

WHEREAS, the Collateral Agent is willing to accept such designation and to reassign the Asset Pool One Receivables in the Removed Asset Pool One Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Owner Trustee, on behalf of the Trust, and the Collateral Agent hereby agree as follows:

1.        Defined Terms. All terms defined in the Asset Pool One Supplement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Cut-Off Date” shall mean, with respect to the Removed Asset Pool One Accounts designated hereby, ___________

“Removal Date” shall mean, with respect to the Removed Asset Pool One Accounts designated hereby, _____________

“Removal Notice Date” shall mean, with respect to the Removed Asset Pool One Accounts, ___________.

2.        Designation of Removed Asset Pool One Accounts. No later than five Business Days after the Removal Date, or as otherwise agreed upon between the Trust and the

Collateral Agent, the Trust will deliver to the Collateral Agent an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of all Removed Asset Pool One Accounts, identified by account number and the aggregate amount of Asset Pool One Principal Receivables in each Removed Asset Pool One Account as of the Removal Cut-Off Date, which list shall, as of the Removal Date, modify and amend and be incorporated into and made a part of this Reassignment and the Asset Pool One Supplement.

3.        Reassignment of Receivables. The Collateral Agent does hereby reassign to the Trust, without recourse, on and after the Removal Date, all right, title and interest of the Collateral Agent in, to and under the Asset Pool One Receivables now existing and hereafter created from time to time in the Removed Asset Pool One Accounts, all Interchange and Recoveries related thereto, all monies due or to become due (including all Asset Pool One Finance Charge Receivables) and all amounts received or receivable with respect thereto and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof (the “Removed Collateral”).

4.        Conditions Precedent. The reassignment hereunder of the Asset Pool One Receivables in the Removed Asset Pool One Accounts and the amendment of the Asset Pool One Supplement pursuant to Section 7 of this Reassignment are each subject to the satisfaction, on or prior to the Removal Date, of the conditions set forth in subsection 2.5(b) of the Asset Pool One Supplement.

5.        Representations and Warranties. The Trust hereby represents and warrants to the Collateral Agent as of the Removal Date that:

(a)        Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Trust enforceable against the Trust, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)        List of Removed Accounts. The list of Removed Asset Pool One Accounts delivered pursuant to subsection 2.5(b)(ii) of the Asset Pool One Supplement, as of the Removal Date, is accurate in all material respects.

6.        Representations and Warranties of the Servicer. No selection procedures believed by the Servicer to be materially adverse to the interests of the Asset Pool One Noteholders were utilized in selecting the Removed Asset Pool One Accounts to be removed from the Trust and (I) a random selection procedure was used by the Servicer in selecting the Removed Asset Pool One Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (II) the Removed Asset Pool One Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Asset Pool One Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (III) the Removed Asset Pool One Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009.

7.        Amendment of the Asset Pool One Supplement. The Asset Pool One Supplement is hereby amended to provide that all references therein to the “Asset Pool One Supplement,” to “this Asset Pool One Supplement” and to “herein” shall be deemed from and after the Removal Date to be a dual reference to the Asset Pool One Supplement as supplemented by this Reassignment. All references therein to the Asset Pool One Accounts shall be deemed not to include the Removed Asset Pool One Accounts designated hereunder and all references to Asset Pool One Receivables shall be deemed not to include the Asset Pool One Receivables reassigned hereunder. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Asset Pool One Supplement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Asset Pool One Supplement.

8.        Release.

(a)        The Collateral Agent hereby expressly terminates, relinquishes, releases, discharges and renders ineffective any and all security interests, liens, mortgages and encumbrances, as against the Trust, any transferee of the Trust and any person claiming title to or an interest in the Removed Collateral through any such person, or any successor or assign of any of the foregoing (all such persons and entities being referred to individually as a “Transferee” and collectively as the “Transferees”), any and all right, title, benefit, interest or claim whatsoever, present or future, actual or contingent (collectively, “Rights”), owned or held by the Collateral Agent to, against or in respect of the Removed Collateral.

(b)        In case any provision of this Reassignment shall be rendered invalid, illegal or unenforceable in any jurisdiction, the Collateral Agent hereby acknowledges that its interest in the Removed Collateral is subordinate and junior to the security interest of any Transferee and hereby expressly agrees that any security interest it may have in any Removed Collateral is and shall remain subordinate and junior to all security interests granted by a Transferee, regardless of the time of the recording, perfection or filing thereof or with respect thereto.

(c)        The Collateral Agent acknowledges and agrees that the Transferees and their representatives are expressly entitled to rely on the provisions of this Section 8, it being the intent of the Collateral Agent that the Transferees will acquire title to the Removed Collateral purchased by them free of any Rights owned or held by the Collateral Agent to, against or in respect of the Removed Collateral.

9.        Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

10.        GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

11.        Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Reassignment is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Reassignment and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Reassignment or any other related documents.

12.        Authorization. The Collateral Agent hereby authorizes the Trust, or any agent designated by the Trust, to file any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Trust may determine, in its sole discretion, are necessary or advisable to reflect the reassignment to the Trust pursuant to Section 3 hereof. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Trust may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Trust in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust, and the Collateral Agent have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Schedule 1 (to Exhibit D)

LIST OF REMOVED ASSET POOL ONE ACCOUNTS

[Delivered to the Owner Trustee]

Schedule 2-A (to Exhibit D)

Chase Issuance Trust

Officer’s Certificate

__________________, a duly authorized officer of Chase Bank USA, National Association, as administrator (the “Administrator”) for the Chase Issuance Trust (the “Issuing Entity” or the “Trust”), hereby certifies and acknowledges on behalf of the Trust that to the best of [his/her] knowledge the following statements are true on _______________ (the “Removal Date”), and acknowledges on behalf of the Trust that this Officer’s Certificate will be relied upon by Wells Fargo Bank, National Association (“Wells Fargo”), as collateral agent (the “Collateral Agent”) in connection with the Collateral Agent entering into Reassignment No. ___ of Receivables in Removed Accounts, dated as of _______________ (the “Reassignment”), by and between the Trust and the Collateral Agent, in connection with the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (as heretofore supplemented and amended, the “Asset Pool One Supplement”), by and between the Trust and Wells Fargo as indenture trustee (the “Indenture Trustee”) and Collateral Agent. The undersigned hereby certifies and acknowledges on behalf of the Trust that:

(a)        Delivery of Reassignment. On or prior to the Removal Date, the Trust has delivered to the Collateral Agent, for execution, the Reassignment and within five Business Days after the Removal Date, the Trust shall deliver to the Collateral Agent an accurate list, based on the computer records of, or kept on behalf of, the Transferor (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Collateral Agent) of the Removed Asset Pool One Accounts, identified by account number and the aggregate amount of the Asset Pool One Receivables in each Removed Asset Pool One Account as of the Removal Cut-Off Date and such list shall, as of the Removal Date, modify and amend and be incorporated into and made a part of the Reassignment and the Asset Pool One Supplement.

(b)        Legal, Valid and Binding Obligation. The Reassignment constitutes a legal, valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(c)        The removal of any Asset Pool One Receivables of any Removed Asset Pool One Accounts on any Removed Date shall not, in the reasonable belief of the Trust cause an Adverse Effect or the Asset Pool One Transferor Amount to be less than the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance to be less than the Asset Pool One Minimum Pool Balance for the Minimum Pool Balance for the Monthly Period in which such removal occurs; and

(d)        Conditions Precedent. All requirements set forth in Section 2.5(b) of the Asset Pool One Supplement for designating Removed Asset Pool One Accounts and conveying the Asset Pool One Principal Receivables of such Asset Pool One Accounts, whether now existing or hereafter created, have been satisfied.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Asset Pool One Supplement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereinabove set forth.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Schedule 2-B (to Exhibit D)

Chase Bank USA, National Association

Chase Issuance Trust

Officer’s Certificate

____________________, a duly authorized officer of Chase Bank USA, National Association, a national banking association (the “Servicer”), hereby certifies and acknowledges on behalf of the Servicer that to the best of [her/his] knowledge the following statements are true on ___________ (the “Removal Date”), and acknowledges on behalf of the Servicer that this Officer’s Certificate will be relied upon by Wells Fargo Bank, National Association, as Collateral Agent (the “Collateral Agent”) of the Chase Issuance Trust in connection with the Collateral Agent entering into Reassignment No. ___ of Receivables in Removed Accounts, dated as of the related Removal Date (the “Reassignment”), by and between the Issuing Entity and the Collateral Agent, in connection with the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (as heretofore supplemented and amended, the “Asset Pool One Supplement”), by and among the Trust, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent. The undersigned hereby certifies and acknowledges on behalf of the Servicer that:

(a)        (x) a random selection procedure was used by the Servicer in selecting the Removed Asset Pool One Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (y) the Removed Asset Pool One Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Asset Pool One Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (z) the Removed Asset Pool One Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009; and

(b)        on or before the Removal Notice Date specified in the Reassignment, the Servicer gave each Note Rating Agency written notice that the Asset Pool One Receivables from the Removed Asset Pool One Accounts are to be reassigned to the Trust or its designee, specifying the date for removal of the Removed Asset Pool One Accounts.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Asset Pool One Supplement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date hereinabove set forth.

CHASE BANK USA, NATIONAL ASSOCIATION, as Servicer

By:
Name:
Title:

Exhibit E-1

Reserved

E-1-1

Exhibit E-2

Reserved

E-2-1

Exhibit F

CHASE ISSUANCE TRUST

Asset Pool One Monthly Servicer’s Certificate

Monthly Period: __, 20__

1.

Capitalized terms used in this certificate have their respective meanings set forth in the Fourth Amended and Restated Indenture, dated as of January 20, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), and the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (as amended, supplemented or otherwise modified, the “Asset Pool One Supplement”), each between the Chase Issuance Trust and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

2.	As of the date hereof, Chase Bank USA, National Association is the Servicer and Administrator under the Transfer and Servicing Agreement and Chase Card Funding LLC is the Transferor.

3.	The undersigned is a Responsible Officer of Servicer.

4.	Collateral of Asset Pool One

		Beginning Balance	Ending Balance
	Principal Receivables	—	—
	Excess Funding Amount	—	—

	TOTAL	—	—
5a.	The Nominal Liquidation Amount of all Asset Pool One Notes as of the last day of the related Monthly Period
	CHASEseries		—

	TOTAL		—

5b.	Asset Pool One Transferor Amount for the related Monthly Period		—
5c.	Asset Pool One Required Transferor Amount for the related Monthly Period		—
5d.	Asset Pool One Pool Balance for the related Monthly Period		—
5e.	Asset Pool One Minimum Pool Balance for the related Monthly Period		—

6a.	The aggregate amount of Collections of Principal Receivables received by Asset Pool One for the related Monthly Period		—
6b.	The aggregate amount of Collections of Principal Receivables allocated pursuant to Section 3.3 of the Asset Pool One Supplement for the related Monthly Period
	CHASEseries	—%	—

	TOTAL	—%	—

7a.	The aggregate amount of Collections of Finance Charge Receivables received by Asset Pool One for the related Monthly Period		—

	Collections of Discount Receivables included in 7a above		—

7b.	The aggregate amount of Collections of Finance Charge Receivables allocated pursuant to subsection 3.2(a) of the Asset Pool One Supplement for the related Monthly Period
	CHASEseries	—%	—

	TOTAL	—%	—
8a.	The Asset Pool One Servicing Fee for the related Monthly Period		—
8b.	The Asset Pool One Servicing Fee allocated to each Series pursuant to subsection 3.4(b) of the Asset Pool One Supplement for the related Monthly Period
	CHASEseries	—%	—

	TOTAL	—%	—

9a.	The Asset Pool One Default Amount for the related Monthly Period		__
9b.	The Asset Pool One Default Amount allocated to each Series pursuant to subsection 3.2(b) of the Asset Pool One Supplement for the related Monthly Period
	CHASEseries	—%	—

	TOTAL	—%	—

10.	Delinquencies as of the last day of the related Monthly Period
		Number of Accounts	Amount of Receivables	Percentage of Receivables
Pool Balance
Number of Days Delinquent
	30-59 days		$	—%
	60-89 days			—%
	90-119 days			—%
	120-149 days			—%
	150-179 days			—%
	180 or more days			—%

	TOTAL		$	—%

11.	Losses and Recoveries for the related Monthly Period

As of ____, 20__

Average Pool Balance

Gross Losses[3]

Gross Losses as a Percentage of Average Pool Balance

Recoveries[4]

Net Losses[5]

Net Losses as a percentage of Average Pool Balance

Number of Accounts Charged Off During the Monthly Period

Average Net Loss Amount on Accounts Charged Off during the Monthly Period

12.	Change in Sponsor’s or affiliate’s interest in securities for the related Monthly Period

	[LAST DAY OF PREVIOUS MONTH]		[LAST DAY OF MONTH]

[Seller’s Interest

Seller’s Interest (%)][6]

CHASEseries Notes held by the Sponsor or an Affiliate[7]	Tranche	Amount	Tranche	Amount

[3]

Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Asset Pool One Transferor Amount.

[4]

Recoveries are amounts received on previously charged-off receivables during the related Monthly Period, and allocated to the issuing entity pro rata, based on the amount of gross losses in the issuing entity as a percentage of gross losses in the Servicer’s managed portfolio of credit card receivables for the related Monthly Period.

[5]

Net Losses are Gross Losses minus Recoveries. Net Losses do not include any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Asset Pool One Transferor Amount.

[6]

[TO BE INCLUDED AFTER DECEMBER 24, 2016. The Seller’s Interest percentage is calculated by dividing the Seller’s Interest, which is equal to the Asset Pool One Transferor Amount, by the aggregate unpaid principal balance of all outstanding investor asset-backed security interests in the Issuing Entity. The required risk retention percentage is 5%]

[7]

The securities listed here are not being relied upon to satisfy the U.S. Risk Retention Requirements (79 FR 77601). [The securities listed do not include any securities held by any affiliate of the sponsor as a result of unsold allotments or in connection with market making activities.]

	Class B(2010-3)	$	Class B(2010-3)	$

	Class B(2012-2)		Class B(2012-2)

	Class B(2013-1)		Class B(2013-1)

	Class B(2015-1)		Class B(2015-1)

	Class C(2010-3)		Class C(2010-3)

	Class C(2012-2)		Class C(2012-2)

	Class C(2013-1)		Class C(2013-1)

	Class C(2015-1)		Class C(2015-1)

Total of CHASEseries Notes held by Sponsor or an Affiliate	$		$

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this date __, __.

CHASE BANK USA, NATIONAL ASSOCIATION, as Servicer

By:
Name:
Title:

Schedule 1

LIST OF ASSET POOL ONE ACCOUNTS

Delivered to the Collateral Agent

[Deemed Incorporated]

Schedule 1-1